AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1998


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 11, 1998
                                                        ------------------

                        UNITED DOMINION REALTY TRUST, INC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Virginia                              1-10524                        54-0857512
-------------------------------          ------------------------             -------------------
(State or other jurisdiction of          (Commission File Number)             (I.R.S. Employer
 incorporation of organization)                                               Identification No.)


                10  South  Sixth  Street,  Virginia  23219-3802
              ----------------------------------------------------
              (Address  of principal executive offices - zip code)


                                 (804) 780-2691
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 2.   Acquisition or Disposition of Assets

         On September 11, 1998, United Dominion Realty Trust, Inc. (United Dominion), entered into an Agreement and Plan of Merger (Merger Agreement) between United Dominion and American Apartment Communities II, Inc. (AAC). Pursuant to the Merger Agreement, each share of AAC common and preferred stock is entitled to receive 7.812742 shares of United Dominion Series D Convertible Preferred Stock (Preferred Stock) and $46.1824 in cash. In exchange for the Preferred Stock and cash, United Dominion will acquire AAC's 79.1% interest in AAC II, LP. In addition, United Dominion entered into a Partnership Interest Purchase and Exchange Agreement (Partnership Exchange Agreement) between United Dominion, United Dominion Realty, L.P. (United Dominion's Operating Partnership) and American Apartment Communities Operating Partnership, L.P., AAC Management LLC and Schnitzer Investment Corporation (the Limited Partners). The Limited Partners own a combined 20.9% interest in AAC II, LP. In exchange for the Limited Partners 20.9% interest in AAC II, LP, United Dominion will issue 5,614,035 Operating Partnership Units (OP Units) and cash. The transaction has been structured as a tax-free merger (Merger) and exchange of OP Units and will be treated as a purchase for accounting purposes.

         In accordance with the Merger Agreement, the purchase price consists of the following: (i) 8,000,000 shares of 7.5% Series D Convertible Preferred Stock ($25 liquidation preference value) which is convertible into United Dominion common stock at $16.25 per share with a fair market value of $175 million, (ii) the issuance of 5,614,035 OP Units with an aggregate fair value of $67.4 million, (iii) the assumption of $466.2 million of secured notes payable at fair value, (iv) the assumption of other liabilities aggregating $24.7 million and
(v) $56.5 million of cash. The aggregate purchase price of the Merger is estimated at approximately $806.0 million, including transaction costs and mortgage premiums.

         AAC owns 54 communities located in the West, Northwest, Midwest and Florida. The 54 communities contain 14,141 apartment homes with a weighted average year built of 1979. AAC's apartment communities are geographically distributed as follows:


                                        Number of                 Number of
City/State                         Apartment Communities       Apartment Homes
----------                         ---------------------       ---------------
San Francisco/San Jose, CA                   4                       980
Monterey Peninsula, CA                      13                     2,076
Sacramento, CA                               2                       914
Los Angeles, CA                              2                       926
Other CA                                     2                       444
                                            --                    ------
         Total California                   23                     5,340

Portland, OR                                 4                       996
Seattle, WA                                  3                       492
Denver, CO                                   2                       876
                                            --                    ------
         Pacific Northwest                   9                     2,364

Columbus, OH                                 4                     1,344
Indianapolis, IN                             3                       875
Detroit, MI                                  4                       744
Lansing, MI                                  4                     1,227
Other Midwest                                4                       819
                                            --                    ------
         Total Midwest                      19                     5,009

Tampa, FL                                    2                     1,108
South Florida                                1                       320
                                            --                    ------
         Total Florida                       3                     1,428
Total                                       54                    14,141
                                            ==                    ======

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

        Description                                                  Location
        -----------                                                  --------

(a)     Financial Statements of Businesses Acquired                 4 through 37

(b)     Pro Forma Financial Information                            38 through 49

(c)     Exhibits
        (23)     Consent of Independent Public Accountants         52 through 53

                     AMERICAN APARTMENT COMMUNITIES II, L.P.
                        (a Delaware limited partnership)
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
             AS OF JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
American Apartment Communities II, L.P.:

We have audited the accompanying consolidated balance sheet of American Apartment Communities II, L.P. (a Delaware limited partnership) and Subsidiaries as of December 31, 1997, and the related consolidated statements of operations, partners' capital and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Apartment Communities II, L.P. and Subsidiaries as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP



San Francisco, California,
February 12, 1998
                                        5

                    AMERICAN APARTMENT COMMUNITIES II, L.P.
                                AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997



                                                                                          June 30,        December 31,
                                                                                            1998              1997
                                                                                      ----------------- ------------------
                                                                                        (unaudited)

                                       ASSETS

REAL ESTATE ASSETS, net of accumulated depreciation                                    $   651,848,085   $   652,483,662

CASH                                                                                        12,866,657        15,474,627

RESTRICTED CASH                                                                             12,292,000        13,215,914

INVESTMENT IN UNIVERSITY VILLAGE                                                             2,294,239         2,204,154

DEFERRED FINANCING COSTS, net of accumulated amortization                                    2,477,781         2,722,836

DUE FROM AFFILIATES                                                                            241,849           965,473

OTHER ASSETS                                                                                 1,655,757         2,351,599
                                                                                      ----------------- ------------------

                Total assets                                                           $   683,676,368   $   689,418,265
                                                                                      ================= ==================

                         LIABILITIES AND PARTNERS' CAPITAL

MORTGAGE NOTES PAYABLE                                                                 $   464,741,372   $   465,853,431

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                                        7,777,362         8,600,859

ACCRUED INTEREST                                                                             2,754,888         2,744,782

DISTRIBUTIONS PAYABLE TO PARTNERS                                                            4,415,752         4,724,112

TENANT SECURITY DEPOSITS                                                                     4,047,294         3,733,876
                                                                                      ----------------- ------------------

                Total liabilities                                                          483,736,668       485,657,060

MINORITY INTEREST                                                                            5,711,464         5,871,608

PARTNERS' CAPITAL                                                                          194,228,236       197,889,597
                                                                                      ----------------- ------------------

                Total liabilities and partners' capital                                $   683,676,368   $   689,418,265
                                                                                      ================= ==================

  The accompanying notes are an integral part of these consolidated statements.

                     AMERICAN APARTMENT COMMUNITIES II, L.P.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 (UNAUDITED), AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                     Six Months Ended      Six Months        Year Ended
                                                                       June 30, 1998          Ended         December 31,
                                                                                         June 30, 1997          1997
                                                                     ------------------ ----------------- -----------------
                                                                        (unaudited)       (unaudited)
REVENUES:
   Rental income                                                       $   51,865,220    $  40,387,308     $  90,444,294
   Lease income                                                             1,091,736          988,224         1,943,771
   Management fee income                                                      367,611          160,060           333,534
   Other income                                                             2,472,091        1,526,592         4,690,922
                                                                     ------------------ ----------------- -----------------

                Total revenues                                             55,796,658       43,062,184        97,412,521
                                                                     ------------------ ----------------- -----------------

OPERATING EXPENSES:
   Property and maintenance                                                16,389,911       12,320,045        28,649,761
   Real estate taxes                                                        4,158,251        3,072,692         7,418,230
   Management expenses                                                      1,525,754        1,134,206         2,786,038
                                                                     ------------------ ----------------- -----------------

                Total operating expenses                                   22,073,916       16,526,943        38,854,029
                                                                     ------------------ ----------------- -----------------

                Income before other expenses                               33,722,742       26,535,241        58,558,492
                                                                     ------------------ ----------------- -----------------

OTHER EXPENSES:
   Depreciation                                                             8,575,170        6,545,832        14,617,582
   Amortization                                                               495,533          206,261           745,064
   General and administrative expenses                                      1,666,265        1,700,441         3,936,660
   Interest expense                                                        17,318,116       12,857,320        29,547,365
                                                                     ------------------ ----------------- -----------------

                Total other expenses                                       28,055,084       21,309,854        48,846,671
                                                                     ------------------ ----------------- -----------------

                Net income before minority interest                         5,667,658        5,225,387         9,711,821

MINORITY INTEREST IN LOSS OF CONSOLIDATED SUBSIDIARIES
                                                                                9,649           39,773            16,091
                                                                     ------------------ ----------------- -----------------

                Net income                                             $    5,677,307    $   5,265,160     $   9,727,912
                                                                     ================== ================= =================


 The accompanying notes are an integral part of these consolidated statements.

                     AMERICAN APARTMENT COMMUNITIES II, L.P.
                                AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
            FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED), AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                               American
                                                                                Schnitzer      Apartment
                                                                   Fox Point,   Investment  Communities II,
                                                        AACOP         LLC         Corp.          Inc.           Total
                                                    ----------------------------------------------------------------------
PARTNERS' CAPITAL AT DECEMBER 31, 1996              $39,189,755   $       --   $2,434,936     $117,932,493  $159,557,184

   Contributions                                             --           --    1,538,000       25,000,000    26,538,000
   Transaction fees and costs                           (93,493)          --      (10,509)        (394,068)     (498,070)
   Distributions                                     (3,202,920)          --     (327,702)     (12,975,091)  (16,505,713)
   Preferred equity advances by partners                     --    2,255,140    1,921,040       15,823,820    20,000,000
   Distributions on preferred equity advances                --     (101,309)     (89,680)        (738,727)     (929,716)
   Net income                                         1,888,292           --      193,019        7,646,601     9,727,912
                                                    ----------------------------------------------------------------------

PARTNERS' CAPITAL AT DECEMBER 31, 1997               37,781,634    2,153,831    5,659,104      152,295,028   197,889,597

   Distributions                                     (1,601,460)          --     (180,000)      (6,750,045)   (8,531,505)
   Distributions on preferred equity advances                --      (90,769)     (79,483)        (636,911)     (807,163)
   Net income                                         1,065,695           --      119,781        4,491,831     5,677,307
                                                    ----------------------------------------------------------------------

PARTNERS' CAPITAL AT JUNE 30, 1998 (UNAUDITED)
                                                    $37,245,869   $2,063,062   $5,519,402     $149,399,903  $194,228,236
                                                    ======================================================================


 The accompanying notes are an integral part of these consolidated statements.

                     AMERICAN APARTMENT COMMUNITIES II, L.P.
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997  (UNAUDITED), AND
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                           Six Months       Six Months      Year Ended
                                                                         Ended June 30,   Ended June 30,   December 31,
                                                                              1998             1997            1997
                                                                         -------------------------------------------------
                                                                           (unaudited)      (unaudited)
OPERATIONS:
   Net income                                                             $   5,677,307   $   5,265,160   $   9,727,912
   Adjustments to reconcile net income to net cash
    provided by operating activities:
     Depreciation and amortization                                            9,070,703       6,830,627      15,362,646
     Gain on sale of real estate assets                                              --                        (523,818)
     Investment income--University Village                                      (90,085)        (80,819)       (146,680)
     Minority interest in loss of consolidated subsidiaries                      (9,649)        (39,773)        (16,091)
     Changes in certain assets and liabilities:
       Other assets                                                             695,842       1,020,981         561,000
       Accounts payable and accrued expenses                                   (823,497)     (1,960,942)      2,944,533
       Accrued interest                                                          10,106       1,410,875       1,322,381
       Payable to affiliates                                                         --              --        (997,525)
       Tenant security deposits                                                 313,418         577,969         842,353
                                                                         -------------------------------------------------
                Net cash provided by operating activities                    14,844,145      13,024,078      29,076,711
                                                                         -------------------------------------------------
INVESTMENTS:
   Increase in restricted cash                                                  923,914          55,248      (2,933,643)
   Additions to real estate assets                                           (7,939,593)     (4,463,950)    (13,991,940)
   Acquisitions of real estate properties                                            --     (74,681,284)   (115,744,655)
   Proceeds from sales of assets                                                     --              --       9,519,077
                                                                         -------------------------------------------------
                Net cash used in investing activities                        (7,015,679)    (79,089,986)   (123,151,161)
                                                                         -------------------------------------------------
FINANCING:
   Proceeds from borrowings on mortgage notes payable                         2,267,443      58,675,484      85,888,750
   Mortgage principal payments                                               (3,379,503)     (2,149,250)     (4,159,777)
   Line of credit payments                                                           --     (12,680,000)    (12,680,000)
   Increase in deferred financing fees                                         (250,478)     (1,597,493)     (2,833,151)
   Increase in due from affiliates                                              723,624        (997,525)       (965,473)
   Increase in distributions payable                                           (308,359)             --         980,517
   Distributions to partners                                                 (9,338,668)     (7,401,320)    (17,435,429)
   Contributions from partners, net of transaction fees and costs                    --      26,139,930      26,039,930
   Preferred equity advances from partners                                           --              --      20,000,000
   Minority interest                                                           (150,495)      1,636,970       1,611,204
                                                                         -------------------------------------------------
                Net cash provided by (used in) financing activities         (10,436,436)     61,626,796      96,446,571
                                                                         -------------------------------------------------
NET INCREASE (DECREASE) IN CASH                                              (2,607,970)     (4,439,112)      2,372,121
CASH AT BEGINNING OF PERIOD                                                  15,474,627      13,102,506      13,102,506
                                                                         -------------------------------------------------
CASH AT END OF PERIOD                                                     $  12,866,657   $   8,663,394   $  15,474,627
                                                                         =================================================
CASH PAID FOR INTEREST                                                    $  17,308,010   $  11,466,445   $  28,224,984
                                                                         =================================================

DEBT ASSUMED ON PROPERTY ACQUISITIONS                                     $          --   $  11,016,681   $  71,940,764
                                                                         =================================================

PAYMENT OF DEBT THROUGH PROCEEDS FROM REFINANCING                         $   6,232,557   $  35,000,000   $  48,750,000
                                                                         =================================================


 The accompanying notes are an integral part of these consolidated statements.

                     AMERICAN APARTMENT COMMUNITIES II, L.P.
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                JUNE 30, 1998 (UNAUDITED), AND DECEMBER 31, 1997



1.  HISTORY OF PREDECESSOR ENTITIES:

American Apartment Communities Operating Partnership, L.P., a Delaware limited partnership ("AACOP"), was formed on May 13, 1994, to acquire, own and operate apartment communities in select regions of the United States.

During 1994, entities controlled by James D. Klingbeil (collectively, the "Klingbeil Organization") and Schnitzer Investment Corp. ("Schnitzer") entered into an agreement whereby the Klingbeil Organization and Schnitzer contributed certain apartment communities or partnership interests in 13 apartment communities in exchange for limited partnership interests in AACOP (the "1994 Contribution Transactions"). As part of the 1994 Contribution Transactions, Mr. Klingbeil became the chief executive officer and certain employees of the Klingbeil Organization became the management of AACOP.

American Apartment Communities, Inc., which is owned by Mr. Klingbeil, is the sole general partner of AACOP. The Klingbeil Organization, Schnitzer and various individuals who exchanged their interests in single asset partnerships for limited partnership interests in AACOP (as part of the 1994 Contribution Transactions) are limited partners in AACOP.

Concurrent with the Recapitalization Transaction (see Note 2 below), the Klingbeil Organization and various individuals exchanged their interests in the following single asset partnerships for limited partnership interests in AACOP:
Winterland San Francisco Partners, which owns the 2000 Post apartment community ("2000 Post"); Northbay Properties II, L.P., which owns the Highlands of Marin apartment community ("Highlands"); and Sunset Company, which owns the Sunset Village apartment community ("Sunset Village"). The aforementioned transactions are hereinafter referred to as the 1995 Contribution Transactions.

After the 1995 Contribution Transactions, AACOP owned 29 apartment communities containing a total of 7,635 apartments, of which 12 were contributed by the Klingbeil Organization, 4 were contributed by Schnitzer, and 13 were acquired by AACOP in 1994 from third parties.

2.  ORGANIZATION AND CAPITALIZATION:

Recapitalization Transaction

American Apartment Communities II, L.P., a Delaware limited partnership (the "Partnership"), was formed on December 15, 1995, to effectuate a recapitalization of AACOP's business. AACOP transferred substantially all of its assets (including its officers and employees) and liabilities to the Partnership in exchange for an initial 29.5% limited partnership interest in the Partnership plus $6,084,169. LF Strategic Realty

Investors L.P. and certain of its affiliates (hereinafter collectively referred to as "LFSRI") contributed 85,001,000 to American Apartment Communities II, Inc. ("AAC II"), a real estate investment trust and the sole general partner of the Partnership, which simultaneously contributed such funds to the Partnership in exchange for an initial 70.5% general partnership interest in the Partnership. The aforementioned transactions are hereinafter referred to as the Recapitalization Transaction.

The $85,001,000 contributed by LFSRI was received on March 15, 1996. These funds were used primarily to repay certain mortgage indebtedness and certain notes payable to affiliates, to cover transaction costs incurred in connection with the Recapitalization Transaction, and to provide working capital; in addition, $6,084,169 was distributed to AACOP primarily to fund a partial redemption of partnership interests in AACOP.

Subsequent Contributions

During  1996  and  1997,  LFSRI   contributed  an  additional   $40,000,000  and
$25,000,000, respectively, to AAC II, which simultaneously contributed such funds to the Partnership, which raised its total contributions to $150,001,000 and increased its ownership in the Partnership from 70.5% to 79.1%. In addition, in 1996 and 1997, Schnitzer contributed $2,462,000 and $1,538,000, respectively, to the Partnership in exchange for a 2.1% limited partnership interest in the Partnership (which is distinct from Schnitzer's 39.9% ownership in AACOP as a result of the 1994 Contribution Transactions).

During 1997, certain partners of the Partnership and of AACOP (Klingbeil II, LLC) have made a preferred equity commitment of $30,000,000 ($20,000,000 was advanced at December 31, 1997) that will receive a 9% preferred distribution. These advances are redeemable within one year from the commitment upon certain terms and conditions, as defined in the Partnership agreement (the "Agreement").

Allocation of Net Income and Distributions

The Agreement provides for several distribution tiers relating to both distributions of cash from operations and distributions of cash from a Liquidity Event, as defined in the Agreement. AAC Management LLC (an entity comprising certain officers and employees of the Partnership) may receive distributions from a Liquidity Event if certain internal rate of return hurdle amounts are achieved, as defined in the Agreement. At December 31, 1997, the Partnership had $4,724,112 of fourth quarter distributions declared but unpaid (these distributions were paid in January 1998). This amount is reflected in distributions payable to partners on the accompanying consolidated balance sheet. Net income has been allocated based on each partner's respective ownership interest in the Partnership.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Partnership and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements. Investments in which the Partnership does not have a controlling interest are accounted for using the equity method of accounting.

Pursuant to generally accepted accounting principles, the assets and liabilities of AACOP contributed to the Partnership in connection with the Recapitalization Transaction have been recorded at fair value. The fair value of AACOP's assets and liabilities was based upon the amount LFSRI paid for its ownership interest in the Partnership in connection with the Recapitalization Transaction. No amounts were ascribed to assets of AACOP that had no fair value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

Real Estate Assets and Depreciation

Real estate assets, which primarily consist of apartment communities, are stated at historical cost or fair value at the contribution date. Repair and maintenance expenditures are expensed as incurred. Major replacements and betterments are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets (principally 40 years for building and related improvements and 5 to 10 years for fixtures and equipment).

Investment in University Village

The investment in University Village, which is accounted for on the equity method, represents the Partnership's 20% limited partnership interest in the University Arms Limited Partnership. The University Arms Limited Partnership owns University Village, a 979-unit apartment community in Columbus, Ohio.

Deferred Financing Costs

Costs incurred in obtaining financing for the Partnership have been capitalized and are being amortized over the term of the related debt.

Revenue Recognition

The Partnership leases apartment units under operating leases with terms generally of one year or less. Credit investigations are performed for all prospective tenants, and security deposits are generally obtained. Rental income is recognized on an accrual basis as it is earned over the term of the lease. Tenant receivables are evaluated periodically for collectibility and are included in other assets.

Fair Value of Financial Instruments

The cost basis of the Partnership's mortgage notes payable approximates fair value based upon current market rates for loans of similar risks and maturities.

Income Taxes

The taxable income or loss of the Partnership is reported in the tax returns of the partners. Accordingly, no provision for federal or state income taxes is reflected in the accompanying consolidated financial statements. The Partnership's tax returns are subject to examination by federal and state taxing authorities. Because many types of transactions are susceptible to varying interpretations under federal and state income tax laws and regulations, the amounts reported in the Partnership's tax returns may be subject to change at a later date upon final determination by the respective taxing authorities. The net income for financial reporting purposes differs from the net income for income tax reporting purposes primarily due to differences in depreciation lives and methods.

Interim Financial Information

The consolidated financial statements as of and for the six months ended June 30, 1998 and 1997 are unaudited. In management's opinion, these consolidated financial statements have been prepared on a basis substantially consistent with those for the year ended December 31, 1997, and include all necessary accruals and adjustments necessary for them to be in conformity with generally accepted accounting principles.

4.  RESTRICTED CASH:

As requested by certain lenders, including governmental agencies within the Federal Housing Administration, certain properties are required to maintain separate security deposit accounts, make monthly impound deposits to cover insurance premiums and property taxes, and maintain a reserve for replacements. The property tax, insurance and replacement reserves are held by the lenders, and expenditures are subject to the lenders' supervision and approval.

Restricted cash consisted of the following:

                                               June 30,       December 31,
                                                 1998             1997
                                           ----------------- ----------------
                                             (unaudited)

Security deposits                           $   4,329,287     $   4,046,914
Replacement reserves                            2,759,772         5,004,778
Property tax and insurance reserves             4,528,384         3,584,223
Loan collateral                                   674,557           579,999
                                           ----------------- ----------------

                                            $  12,292,000     $  13,215,914
                                           ================= ================

5.  INVESTMENT IN CONSOLIDATED SUBSIDIARIES:

The Monterey Portfolio

Coastal Monterey Properties, LLC ("CMP"), a Delaware limited liability company, which is owned 72.7% by the Partnership and 27.3% by Monterey Property Associates, LLC ("MPA"), an unrelated entity, was formed on October 25, 1996, to acquire and own real estate. On October 31, 1996, CMP acquired 16 apartment communities, consisting of 2,076 units, and various other real estate in Monterey County, California. In connection with this acquisition, the Partnership has provided financing to CMP in the form of mezzanine debt amounting to $11,547,700 at December 31, 1997 (this balance is exclusive of accrued interest of $376,915 at December 31, 1997). This debt bears interest at 17% and is due in October 2001. The mezzanine debt, which requires interest-only payments monthly, has a pay rate of 10%, and the remaining 7% is accrued and deferred until maturity. The mezzanine debt provided to CMP by the Partnership is eliminated in consolidation.

The CMP operating agreement (the "CMP Agreement") provides for several tiers relating to distribution of CMP's cash flow. MPA may receive distributions from Liquidity Event proceeds in amounts greater than its 27.3% ownership interest if certain internal rate of return hurdle amounts are achieved, as defined in the CMP Agreement. In addition, the CMP Agreement provides for affiliates of MPA to manage the CMP real estate as long as certain operating performance tests are met. The affiliates of MPA are paid a monthly management fee of 3% of gross receipts and a monthly asset management fee of 1.5% of gross receipts. The Partnership is paid a monthly advisory fee of 1% of gross receipts, which is eliminated in consolidation.

The Seattle Portfolio

AAC/FSC Seattle Properties, LLC ("FSC"), which is owned 90% by the Partnership and 10% by FSC Realty, LLC ("Fimberg LLC"), an unrelated entity, was formed in June 1997 to acquire and own three Seattle apartment communities (the "Seattle Portfolio"), which consist of 492 units. In connection with these acquisitions, the Partnership has provided financing to FSC in the form of mezzanine debt amounting to $6,290,000 at December 31, 1997 (this balance is exclusive of accrued interest of $89,106 at December 31, 1997). This debt bears interest at 17% and is due in July 2002. The mezzanine debt, which requires interest-only payments monthly, has a pay rate of 10% (9% the first year), and the remaining 7% (8% the first year) is accrued and deferred until maturity. The mezzanine debt provided to FSC by the Partnership is eliminated in consolidation.

The FSC operating agreement (the "FSC Agreement") provides for several tiers relating to distributions of the Seattle Portfolio cash flow. The Fimberg LLC may receive distributions from Liquidity Event proceeds in amounts greater than its 10% ownership interest if certain internal rate of return hurdle amounts are achieved as defined in the FSC Agreement. In addition, the FSC Agreement provides for affiliates of the Fimberg LLC to manage the Seattle Portfolio as long as certain operating performance tests are met. The affiliates of the Fimberg LLC are paid a monthly management fee of 3% of gross receipts and a monthly asset management fee of 1% of gross receipts. The Partnership receives a monthly advisory fee of 1% of gross receipts, which is eliminated in consolidation.

Pine Avenue Condominiums

Coastal Long Beach Properties, LLC, a Delaware limited liability company ("CLB"), which is owned 85% by the Partnership and 15% by affiliates of MPA, was formed in April 1997 to acquire and own the Pine Avenue Condominiums apartment community, which consists of 158 apartment units in Long Beach, California.

The CLB operating agreement (the "CLB Agreement") provides for several tiers relating to distributions of Pine Avenue Condominiums' cash flow. The affiliates of MPA may receive distributions from Liquidity Event proceeds in amounts greater than their 15% ownership interest if certain internal rate of return hurdle amounts are achieved as defined in the CLB Agreement. In addition, the CLB Agreement provides for affiliates of MPA to manage Pine Avenue Condominiums as long as certain operating performance tests are met. The affiliates of MPA are paid a monthly management fee of 4% of gross receipts and a monthly asset management fee of 1% of gross receipts. The Partnership receives a monthly advisory fee of 1% of gross receipts, which is eliminated in consolidation.

The Grand Resort

Coastal Anaheim Properties, LLC, a Delaware limited liability company ("CA"), which is owned 85% by the Partnership and 15% by affiliates of MPA, was formed in February 1997 to acquire and own The Grand Resort apartment community, which consists of 768 units in Anaheim, California. In connection with this acquisition, the Partnership has loaned $28,300,000 to CA, which bears interest at the 30-day LIBOR plus 1.75% (7.71% at December 31, 1997) and is due on December 31, 1998. The debt provided to CA by the Partnership was eliminated upon consolidation.

The CA operating agreement (the "CA Agreement") provides for several tiers relating to distributions of The Grand Resort's cash flow. The affiliates of MPA may receive distributions from Liquidity Event proceeds in amounts greater than their 15% ownership interest if certain internal rate of return hurdle amounts are achieved as defined in the CA Agreement. In addition, the CA Agreement provides for affiliates of MPA to manage The Grand Resort as long as certain operating performance tests are met. The affiliates of MPA are paid a monthly management fee of 4% of gross receipts and a monthly asset management fee of 1% of gross receipts. The Partnership receives a monthly advisory fee of 1% of gross receipts, which is eliminated in consolidation.

6.  REAL ESTATE ASSETS:

As noted above, AACOP contributed 29 apartment communities consisting of 7,635 units to the Partnership in 1995. During 1996, the Partnership acquired 20 apartment communities consisting of 3,208 units. During 1997, the Partnership acquired 11 apartment communities consisting of 3,587 units and sold one apartment community consisting of 136 units. At June 30, 1998, and December 31, 1997, the Partnership owns 59 communities consisting of 14,294 units, which are primarily located in four regions: the California region, the Western region (which includes Oregon, Washington and Colorado and excludes California), the Midwest region (which includes Ohio, Michigan, Indiana and Kentucky) and the Florida region.

Real estate assets consisted of the following:

                                 June 30,        December 31,
                                   1998              1997
                             ----------------- ------------------
                               (unaudited)

Land                          $    84,623,757   $    84,623,757
Buildings and improvements        599,782,282       591,854,552
                             ----------------- ------------------

                                  684,406,039       676,478,309
Accumulated depreciation          (32,557,954)      (23,994,647)
                             ================= ==================

                              $   651,848,085   $   652,483,662
                             ================= ==================

Two of the apartment communities acquired in 1996 were acquired subject to unsubordinated ground leases. Both require a monthly base rental payment and an annual percentage rent payment based on formulas involving each apartment community's gross rental receipts. The future minimum lease payments for the two leases each year for the next five years are $1,011,774. One ground lease expires in 2043 and the other expires in 2019, with an extension option through the year 2044.

During 1997, the Partnership sold an apartment community, a trailer park, a commercial building and four single-family residences. The Partnership received proceeds of $9,519,077 in connection with these sales, resulting in a net gain of $523,818, which is reflected in other income.

Three of the apartment communities (the "Florida properties") acquired during 1997 were acquired whereby an unrelated entity involved in these acquisitions may receive distributions from Liquidity Event proceeds if certain internal rate of return hurdle amounts are achieved. This unrelated entity receives a monthly asset management fee of 1% of the Florida properties' gross receipts.

7.  MORTGAGE NOTES PAYABLE:

Loans Secured by Multiple Properties

     Teachers Insurance and Annuity Association College Retirement Equities Fund Mortgage Notes Payable--This loan is secured by mortgages on the following properties: American Heritage, Brandywine Creek, Cold Springs Manor, Foothills Tennis Village, Fountainhead, International Village, Jamestown of St. Matthews, Jamestown of Toledo, Kings Gate, Lakewood, Lancaster Commons, Lancaster Lakes, Nemoke Trail, Sugar Mill Creek and Tualatin Heights.

     The mortgage note payable bears interest at 7.9% and requires monthly payments of principal and interest, based on a 25-year amortization term. The loan is due on November 1, 2005. The mortgage note payable has an outstanding balance of $111,015,818 at December 31, 1997. The loan requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve. This loan can be prepaid in whole or in part by not more than 20% as it relates to a partial prepayment. For the first eight years of the loan, the prepayment penalty amount is the greater of yield maintenance or 2% of the loan amount. During the ninth year and the first half of the tenth year, the prepayment penalty amount is the greater of yield maintenance or 1% of the loan amount. Thereafter, the loan can be prepaid without penalty.

     Line of  Credit--On  December 31, 1997,  the  Partnership  has  outstanding
     $86,758,750 on a $100,000,000 acquisition and working capital line of credit ("line of credit"). The line of credit is secured by mortgages on the following properties: Mountain View, Silk Oak, Grandview Terrace,
     Ashton Pines, 2900 Place, Hickory Creek, The Grand Resort, Greensview, Double Tree--Phase I and Windward Point.

     The line of credit bears interest at the 30-day LIBOR rate plus 1.75% (7.71% at December 31, 1997) and requires monthly payments of interest only. The line of credit is due on December 31, 1998, but can be extended for one year by paying a .25% extension fee.

     Merrill Lynch Mortgage Note Payable--Coastal Monterey Properties--This loan is secured by a mortgage on the following properties: The Pointe at Harden Ranch, Boronda Manor, The Pointe at Northridge, Heather Plaza, Pine Grove, Laurel Tree, The Pointe at Westlake, The Capri and Harding Park Townhomes. The mortgage note payable, which has an outstanding balance of $44,387,263 at December 31, 1997, bears interest at 7.75% and requires monthly payments of principal and interest based on a 25-year amortization term. The loan is due in January 2004 and requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve. This loan cannot be prepaid prior to December 2001. Thereafter, the loan can be prepaid without penalty.

     Merrill Lynch Mortgage Note Payable--Birch Creek and Marina Playa--This loan is secured by a mortgage on the improvements only of the following properties, as these properties were acquired subject to unsubordinated ground leases: Birch Creek and Marina Playa. The mortgage note payable, which has an outstanding balance of $20,940,017 at December 31, 1997, bears interest at 7.74% and requires monthly payments of principal and interest based on a 30-year amortization term. The loan is due in July 2007 and requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve. For the first nine and a half years of this loan, the prepayment penalty amount is the greater of yield maintenance or 1% of the loan amount. For the last half year, the loan can be prepaid without penalty.

     American Savings Bank Mortgage Note Payable--This loan is secured by a mortgage on the following properties: Santanna, Glenridge, Garden Court, The Claremont, New San Pablo, Old San Pablo and Valli High. The mortgage note payable, which has an outstanding balance of $14,128,835 at December 31, 1997, bears interest at a rate equal to 1-year Treasury Bills plus 2.30% (7.92% at December 31, 1997) and requires monthly payments of principal and interest based on a 30-year amortization term. The loan is due in September 2027 and requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve.

     Alexandria Executive Club Mortgage Note Payable--The Partnership, which owns the Alexandria Executive Club, issued a series of notes payable with a variable interest rate (6.03% at December 31, 1997) based on one of seven different rate formulas (determined at periodic times by the issuer). The notes, with an aggregate outstanding balance of $8,105,000 at December 31, 1997, are due on June 1, 2001. Scheduled principal payments are due in defined installments. The notes payable are secured by an irrevocable letter of credit, and the reimbursement obligation for the irrevocable letter of credit is secured by a mortgage on the property. The irrevocable letter of credit, which has a cost of 1.25% of the outstanding loan balance per annum, expires in June 1999 and the reimbursement obligation for the letter of credit is also secured by a second deed of trust on the Ft. Craig Executive Club. The reimbursement obligation for the irrevocable letter of credit is cross-defaulted with the Ft. Craig Executive Club obligations. The Partnership has an agreement in principal to extend the letter of credit to June 2000 and reduce the combined principal amounts outstanding on the Alexandria Executive Club and Ft. Craig Executive Club notes payable by approximately $2.4 million.

     Until certain loan-to-value provisions have been met, the loan has the economics of a cash flow mortgage. Therefore, until the loan-to-value provisions have been obtained, all cash flow after debt service, operating expenses and a replacement reserve (which is a lender requirement based on 4% of Alexandria Executive Club's gross revenue) is paid to the note holders.

     Ft. Craig Executive Club Mortgage Note Payable--The Partnership, which owns the Ft. Craig Executive Club, issued a series of notes payable with a variable interest rate (6.03% at December 31, 1997) based on one of seven different rate formulas (determined at periodic times by the issuer). The notes, with an aggregate outstanding balance of $6,805,000 at December 31, 1997, are due in September 2005. Scheduled principal payments are due in defined installments. The notes payable are secured by an irrevocable letter of credit, and the reimbursement obligation for the irrevocable letter of credit is secured by a mortgage on the property. The irrevocable letter of credit, which has a cost of 1.25% of the outstanding loan balance per annum, expires in September 1998 and the reimbursement obligation for the letter of credit is also secured by a second deed of trust on the Alexandria Executive Club. The reimbursement obligation for the irrevocable letter of credit is cross-defaulted with the Alexandria Executive Club obligations. The Partnership has an agreement in principal to extend the letter of credit for one year and reduce the combined principal amounts outstanding on the Alexandria Executive Club and Ft. Craig Executive Club notes payable by approximately $2.4 million.

     Until certain loan-to-value provisions have been met, the loan has the economics of a cash flow mortgage. Therefore, until the loan-to-value provisions have been obtained, all cash flow after debt service, operating expenses and a replacement reserve (which is a lender requirement based on 4% of Ft. Craig Executive Club's gross revenue) is paid to the note holders.

Loans Secured by Single Properties

     Parker's Landing Mortgage Note Payable--The Parker's Landing mortgage note payable bears a fixed interest rate of 7.47%, requires monthly payments of principal and interest based on a 25-year amortization term, and is due in February 2004. The mortgage, which has an outstanding balance of $33,341,934 at December 31, 1997, requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve. The prepayment penalty amount for this loan is the greater of yield maintenance or 1% of the loan amount.

     2000 Post Mortgage Note Payable--2000 Post funded the construction of the apartment community through an agreement with the City and County of San
     Francisco ("CCSF"). CCSF issued $30,000,000 in variable rate multifamily housing revenue bonds in June 1985. Through a third-party trustee, the proceeds from the bond issuance were used to make a loan to 2000 Post for construction of the apartment community. The revenue bonds are secured by an irrevocable letter of credit, for which 2000 Post paid an annual fee; 2000 Post reached an agreement with the letter of credit provider to reduce the annual fee from 2.00% to 1.50% effective March 1, 1998. In connection with this agreement, 2000 Post has agreed to pay a termination fee of .50% of the outstanding bonds if the letter of credit is replaced prior to February 1999. The reimbursement obligation for the letter of credit is secured by 2000 Post's real property. The letter of credit matures in June 1999, and under the terms of the loan agreement, 2000 Post must obtain an extension or substitute letter of credit to remain in compliance.

     As required by the loan agreement with CCSF, in order to preserve the federal income tax-exempt status of the revenue bonds issued pursuant to
     Section 103 of the Internal Revenue Code, 2000 Post executed a regulatory agreement which provides, among other things, that substantially all of the proceeds are to be utilized to finance multifamily housing, of which 20% or more of the units are to be occupied by individuals with low to moderate income within the meaning of and for the period required by Section 103 of the Internal Revenue Code. In the event that the bonds do not maintain their tax-exempt status, whether by change in law or noncompliance with the rules and regulations related thereto, repayment of the loan may be accelerated.

     2000 Post's loan bears interest based on a seven-day variable rate (3.35% at December 31, 1997). The loan, which has an outstanding balance of $27,250,000 at December 31, 1997, is to be repaid in amounts and at times necessary to enable the trustee, on behalf of CCSF, to pay when due all amounts payable with respect to the bonds whether at maturity, redemption, acceleration or otherwise. The currently scheduled payments of the loan follow the redemption plan of the bond issuance, which calls for annual redemption amounts in defined installments through June 1, 2005, and a final payment of $22,750,000 when the bonds mature on June 1, 2006.

     Highlands of Marin Mortgage Note Payable--Highlands funded the construction of the apartment community through an agreement with the Housing Authority of the County of Marin ("HACM"). HACM issued $22,500,000 in variable rate multifamily housing revenue bonds in July 1989. Through a third-party trustee, the proceeds from the bond issuance were used to make a loan to Highlands for construction of the apartment community. The revenue bonds are secured by an irrevocable letter of credit (the "Primary Letter of Credit"), for which Highlands pays an annual fee of .875% of the Primary Letter of Credit amount. The Primary Letter of Credit matures on May 29, 2000, and under the terms of the loan agreement, Highlands must obtain an extension or substitute letter of credit to remain in compliance. The reimbursement obligation for the Primary Letter of Credit is secured by a first deed of trust on Highlands' real property.

     As required by the loan agreement with HACM, in order to preserve the federal income tax-exempt status of the revenue bonds issued pursuant to
     Section 103 of the Internal Revenue Code, Highlands executed two regulatory agreements (one for each phase of the community) which provide, among other things, that substantially all of the proceeds be utilized to finance multifamily housing, of which 20% or more of the units are to be leased or held available to lease only to very low income families within the meaning of, and for the period required by, Section 142 of the Internal Revenue Code. In the event that the bonds do not maintain their tax-exempt status, whether by change in law or noncompliance with the rules and regulations related thereto, repayment of the loan may be accelerated.

     Highlands' loan bears interest based on a seven-day variable rate (4.35% at December 31, 1997). The loan, which has an outstanding balance of $21,200,000 at December 31, 1997, is to be repaid in amounts and at times necessary to enable the trustee, on behalf of HACM, to pay when due all amounts payable with respect to the bonds whether at maturity, redemption, acceleration or otherwise. The bonds mature in April 2029.

     To provide additional security to the provider of the Primary Letter of Credit, Highlands obtained a $874,000 letter of credit (the "Secondary Letter of Credit") from a different financial institution. The Secondary Letter of Credit matures in November 1998 and earns a fee equal to 1% of the Secondary Letter of Credit amount.

     Governor's Square Mortgage Note Payable--The Governor's Square property is financed through a mortgage insured by the Federal Housing Administration ("FHA"). This mortgage, which has an outstanding balance of $19,034,044 at December 31, 1997, is financed under Section 223(f) of the National Housing Act, and as a result, the partnership which owns Governor's Square must follow certain procedures that comply with federal regulations administered by the Department of Housing and Urban Development ("HUD"). The mortgage requires monthly payments of principal and interest and matures in October 2028. The mortgage also requires monthly deposits into a property tax and insurance reserve and a replacement reserve. The mortgage is secured by the property, the property tax and insurance reserve and the replacement reserve. The stated interest rate is fixed at 8%, and the loan is not allowed to be prepaid before October 1998. Beginning in November 1998, there will be a 5% prepayment penalty which will decrease by one percentage point each year thereafter.

     Cash distributions from Governor's Square can only be made from cash available after all necessary and reasonable expenses have been paid (as defined by HUD and referred to as surplus cash) or if funds have been set aside for such payment. Surplus cash is determined twice a year, as of June 30 and December 31, and can be made to partners up to the surplus cash amount any time after the latest determination.

     Woodlake Village Mortgage Note Payable--The Woodlake Village mortgage note payable bears a fixed interest rate of 8.015%, requires monthly payments of principal and interest, and is due in November 2003. The mortgage, which has an outstanding balance of $16,548,809 at December 31, 1997, also requires that the borrower make monthly deposits into a property tax and insurance reserve and a replacement reserve. The mortgage is secured by the property, the property tax and insurance reserve and the replacement reserve. For the first six and a half years of this loan, the prepayment penalty amount is the greater of yield maintenance or 1% of the loan amount. For the last half year, the loan can be prepaid with the prepayment penalty amount equaling 1% of the loan amount, except that during the last 90 days prior to maturity, the loan can be prepaid without penalty.

     Polo Chase Mortgage Note Payable--The Polo Chase mortgage note payable bears a fixed interest rate of 7.65%, requires monthly payments of principal and interest based on a 25-year amortization term, and is due in December 1999. The mortgage, which has an outstanding balance of $12,304,170 at December 31, 1997, requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve.

     University Park Mortgage Note Payable--The University Park property is financed with multifamily housing revenue bonds (the "Bonds"). The Bonds have a variable interest rate (3.80% at December 31, 1997), require monthly payments of interest only and mature on October 2011. The Bonds, which have an outstanding balance of $7,345,000 at December 31, 1997, are secured by the property and an irrevocable letter of credit. The reimbursement obligation for the letter of credit is secured by a second deed of trust on University Park's real property. University Park pays an annual fee of 1.75% on the irrevocable letter of credit, which expires in October 1999, and under the terms of the loan agreement, University Park must obtain an extension or substitute letter of credit to remain in compliance.

     Regency Park South Mortgage Note Payable--The Regency Park South property was financed by a mortgage insured by the FHA. This mortgage is financed under Section 223(f) of the National Housing Act, and as a result, the partnership which owned Regency Park South was required to follow certain federal regulations administered by HUD. The mortgage required monthly payments of principal and interest and matured in January 2028. The mortgage also required monthly deposits into a property tax and insurance reserve and a replacement reserve. The mortgage was secured by the property, the property tax and insurance reserve and the replacement reserve. The stated interest rate was fixed at 8.5%. Subsequent to December 31, 1997, the Partnership repaid the $6,243,898 outstanding principal of this loan with proceeds received from the line of credit provider.

     Pine Avenue Condominiums Mortgage Note Payable--The Pine Avenue Condominiums mortgage note payable bears interest at 11th District Cost of Funds plus 2.5% (7.45% at December 31, 1997), requires monthly payments of principal and interest based on a 30-year amortization term, and is due in July 2003. The mortgage has an outstanding balance of $6,206,137 at December 31, 1997.

     Clocktower Mortgage Note Payable--The Clocktower mortgage note payable bears a fixed interest rate of 7.67%, requires monthly payments of principal and interest based on a 30-year amortization term, and is due in August 2004. The mortgage, which has an outstanding balance of $5,350,494 at December 31, 1997, requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve. For the first six and a half years of this loan, the prepayment penalty amount is the greater of yield maintenance or 1% of the loan amount. For the last half year, the loan can be prepaid with the prepayment penalty amount equaling 1% of the loan amount, except that during the last 90 days prior to maturity, the loan can be prepaid without penalty.

     Crown Pointe Mortgage Note Payable--The Crown Pointe mortgage note payable bears a fixed interest rate of 7.35%, requires monthly payments of principal and interest based on a 30-year amortization term, and is due in January 2003. The mortgage, which has an outstanding balance of $5,000,703 at December 31, 1997, requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve. For the first five years of this loan, the prepayment penalty amount is the greater of yield maintenance or 1% of the loan amount. For the last two years, the loan can be prepaid with the prepayment penalty amount equaling 1% of the loan amount, except that during the last 90 days prior to maturity, the loan can be prepaid without penalty.

     Double Tree--Phase II Mortgage Note Payable--Double Tree--Phase II is financed through a mortgage insured by the FHA. This mortgage, which has an outstanding balance of $4,730,504 at December 31, 1997, is financed under
     Section 223(f) of the National Housing Act, and as a result, the partnership that owns Double Tree--Phase II must follow certain procedures that comply with federal regulations administered by HUD. The mortgage requires monthly payments of principal and interest and matures in June 2034. The mortgage also requires monthly deposits into a property tax and insurance reserve and a replacement reserve. The mortgage is secured by the property, the property tax and insurance reserve and the replacement reserve. The stated interest rate is fixed at 8.25%. The loan cannot be prepaid prior to March 2004. Thereafter, the loan can be prepaid without penalty.

     Cash distributions from Double Tree--Phase II can only be made from cash available after all necessary and reasonable expenses have been paid (as defined by HUD and referred to as "surplus cash") or if funds have been set aside for such payment. Surplus cash is determined twice a year, as of June 30 and December 31, and can be made to partners up to the surplus cash amount any time after the latest determination.

     Hilltop Mortgage Note Payable--The Hilltop mortgage note payable bears a fixed interest rate of 7.42%, requires monthly payments of principal and interest based on a 30-year amortization term, and is due in January 2006. The mortgage, which has an outstanding balance of $4,591,077 at December 31, 1997, requires the borrower to make monthly deposits into a property tax and insurance reserve and a replacement reserve. For the first nine and a half years of this loan, the prepayment penalty amount is the greater of yield maintenance or 1% of the loan amount. For the last half year, the loan can be prepaid with the prepayment penalty amount equaling 1% of the loan amount, except that during the last 90 days prior to maturity, the loan can be prepaid without penalty.

     Sunset Village Mortgage Note Payable--Sunset Village is financed through a mortgage insured by the FHA. This mortgage, which has an outstanding balance of $2,884,228 at December 31, 1997, is financed under Section 223(f) of the National Housing Act, and as a result, the partnership which owns Sunset Village must follow certain procedures that comply with federal regulations administered by HUD. The mortgage requires monthly payments of principal and interest and matures in October 2023. The mortgage also requires monthly deposits into a property tax and insurance reserve and a replacement reserve. The mortgage is secured by the property, the property tax and insurance reserve and the replacement reserve. The stated interest rate is fixed at 7.62%, and there is a prepayment penalty of 1% until November 1, 1998. After November 1, 1998, no prepayment penalty will be assessed.

     Cash distributions from Sunset Village can only be made from cash available after all necessary and reasonable expenses have been paid (as defined by HUD and referred to as surplus cash) or if funds have been set aside for such payment. Surplus cash is determined twice a year, as of June 30 and December 31, and can be made to partners up to the surplus cash amount any time after the latest determination.

     Tivoli Mortgage Note Payable--The Tivoli property is financed through a mortgage insured by the FHA. This mortgage, which has an outstanding balance of $1,681,750 at December 31, 1997, is financed under Section 223(f) of the National Housing Act, and as a result, the partnership which owns Tivoli must follow certain procedures that comply with federal regulations administered by HUD. The mortgage requires monthly payments of principal and interest and matures in October 2028. The mortgage also requires monthly deposits into a property tax and insurance reserve and a replacement reserve. The mortgage is secured by the property, the property tax and insurance reserve and the replacement reserve. The stated interest rate is fixed at 9%.

     Cash distributions from Tivoli can only be made from cash available after all necessary and reasonable expenses have been paid (as defined by HUD and referred to as surplus cash) or if funds have been set aside for such payment. Surplus cash is determined twice a year, as of June 30 and December 31, and can be made to partners up to the surplus cash amount any time after the latest determination.

     For the purpose of lowering its overall interest costs, the partnership that owns Tivoli converted the fixed rate on its HUD mortgage (9%) to a lower variable rate by obtaining a loan in an amount equal to the HUD mortgage and using the proceeds to purchase the mortgage from the originator as a Government National Mortgage Association ("GNMA") mortgage-backed security. The bank loan was secured by the GNMA mortgage-backed security. The bank loan's interest rate floated at the federal funds rate plus 1.5% (7.34% at December 31, 1997), and principal payments were applied to the loan in an amount equal to the amortization of the mortgage payable. The difference between the HUD mortgage payment and the bank loan payment, less an administrative fee, was divided equally, with half disbursed to the partnership and half credited to a restricted cash account. This account was maintained by the bank as additional security and was funded until such balance plus the market value of the GNMA mortgage-backed security equaled 103% of the outstanding loan balance, at which time the entire payment differential was disbursed to the partnership as received.

Principal Amortization of Mortgage Notes Payable

The principal amortization of the mortgage notes payable as of December 31, 1997, is as follows:

1998                          $    91,836,917
1999                               17,488,718
2000                                5,764,612
2001                               13,357,572
2002                                6,467,256
Thereafter                        330,938,356
                             =================

                              $   465,853,431
                             =================

8.  LITIGATION:

The Partnership and its subsidiaries are defendants in various legal actions arising out of the ordinary course of business. It is management's belief that the outcome of these proceedings will not have a material impact upon the Partnership and its subsidiaries' consolidated financial position or results of operations.

9.  RISK OF UNINSURED LOSSES:

The Partnership carries comprehensive liability, fire, flood, extended coverage and rental loss insurance with policy specifications, limits and deductibles customarily carried for similar properties. There are, however, certain types of extraordinary losses that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Partnership could lose its investment in, and anticipated profits and cash flows from, the damaged properties.

10.  LEASE INCOME:

In connection with the 1994 Contribution Transactions, Alexandria Executive Club and Ft. Craig Executive Club (the "Executive Clubs") were leased in their entirety by the respective partnerships that own them to a company owned by an individual who is a limited partner in AACOP and who became an officer of the Partnership subsequent to December 31, 1996. The lease states that the lessee pays the lessor base rent or percentage rent, whichever is larger. The lessee is responsible for all of the operating expenses of the Executive Clubs except for property taxes and real and personal property casualty insurance, which are the responsibility of the respective partnerships that own them.

The Executive Clubs' leases, which expire in October 1999, call for minimum future base rental payments as follows:

1998                     $  1,935,048
1999                        1,612,540
                        --------------
                         $  3,547,588
                        ==============

11. RELATED-PARTY TRANSACTIONS:

LFSRI received fees in connection with its additional capital contribution in 1997, as well as the preferred equity advances, as described in Note 2. These amounts have been charged to the capital accounts of the partners in accordance with their partnership interests. LFSRI had also guaranteed certain letters of credit during a portion of 1997, for which the Partnership paid LFSRI a fee for the use of its credit. These fees are reflected in interest expense in the accompanying consolidated statement of operations. In connection with these transactions, LFSRI has earned fees and interest of approximately $643,000 during the year ended December 31, 1997.

The Partnership and American Apartment Communities III, L.P. ("AAC III") have entered into an agreement whereby the Partnership will manage certain of AAC III's apartment communities in return for a 4% property and asset management fee. In connection with this agreement, AAC III will reimburse the Partnership for certain general and administrative costs, including salary and related costs, incurred by the Partnership on behalf of AAC III. The agreement also calls for the Partnership to receive acquisition fees in the amount of 0.5% of the purchase price of properties acquired by AAC III or $50,000, whichever is larger. In addition, the Partnership has funded certain acquisition deposits of AAC III. In connection with the aforementioned items, the Partnership has receivables from AAC III of $235,784 (unaudited) and $946,441 as of June 30, 1998, and December 31, 1997, respectively, which are reflected in due from affiliates on the accompanying consolidated balance sheets.

12.  SUBSEQUENT EVENTS (UNAUDITED):

On September 11, 1998, AAC II and the Partnership entered into an Agreement and Plan of Merger with United Dominion Realty Trust, Inc. ("United Dominion"). In addition to United Dominion assuming the Partnership's obligations, the partners of the Partnership will receive a combination of cash, convertible preferred stock, and operating partnership units. The transaction has been structured as a tax-free merger.

                    American Apartment Communities II, Inc.

                              Financial Statements
             As of June 30, 1998 (Unaudited) and December 31, 1997
                         Together with Auditors' Report

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of American Apartment Communities II, Inc.:

We have audited the accompanying balance sheet of American Apartment Communities II, Inc. (the "Company"), a Maryland corporation, as of December 31, 1997, and the related statements of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Arthur Andersen LLP

New York, New York
February 27, 1998

                      American Apartment Communities II, Inc.

                                  Balance Sheets

                  June 30, 1998 (Unaudited) and December 31, 1997



                                                                          June 30, 1998           December 31, 1997
                                                                         --------------           -----------------
                                                                           (Unaudited)
Assets:

    Investment in American Apartment Communities II, L.P.                  $169,199,842              $ 169,237,855

    Cash and cash equivalents                                                         -                    189,161

    Advance to LF Strategic Realty Investors L.P.                            10,509,933                  3,693,049

    Receivable from affiliate                                                         -                  2,556,357
                                                                           ------------              -------------

      Total assets                                                         $179,709,775              $ 175,676,422
                                                                           ============              =============

Liabilities and Shareholders' Equity:

    Loans payable                                                          $ 19,550,000               $ 22,150,000

    Accounts payable and accrued expenses                                        62,920                     63,537
                                                                           ------------               ------------
      Total liabilities                                                      19,612,920                 22,213,537
                                                                           ------------               ------------

Shareholders' Equity:

    Class A cumulative redeemable preferred stock, 170,000
      shares issued and outstanding, stated                                  85,000,000                 85,000,000
      liquidation value - $500


    Common stock, $.01 par value, authorized 10,100,000 shares;
      shares issued and outstanding - 852,968                                     8,530                      8,530


    Additional paid-in capital                                               67,311,521                 67,311,521

    Retained earnings                                                         7,776,804                  1,142,834
                                                                           ------------               ------------

      Total shareholders' equity                                            160,096,855                153,462,885
                                                                           ------------               ------------

      Total liabilities and shareholders' equity                           $179,709,775              $ 175,676,422
                                                                           ============              =============

 The accompanying notes to financial statements are an integral part of these balance sheets.

                                       29

                    American Apartment Communities II, Inc.

                            Statements of Operations

             For the Six Months Ended June 30, 1998 (Unaudited) and

                      For the Year Ended December 31, 1997

                                                                          Six Months Ended           Year Ended
                                                                           June 30, 1998          December 31, 1997
                                                                         -----------------        -----------------
                                                                            (Unaudited)
Revenues:

  Earnings from investments in real estate:

        American Apartment Communities II, L.P.                            $ 7,473,237              $ 13,444,061

        Commonwealth Atlantic Properties, Inc.                                       -                   915,696

  Other income                                                                   8,199                   263,591
                                                                           -----------              ------------

    Total revenues                                                           7,481,436                14,623,348
                                                                           -----------              ------------

Expenses:

  Interest expense                                                             654,793                 3,053,932

  Professional fees                                                            190,368                   165,027

  Other expenses                                                                 2,305                    77,232
                                                                           -----------              ------------

    Total expenses                                                             847,466                 3,296,191
                                                                           -----------              ------------

Net income                                                                 $ 6,633,970              $ 11,327,157
                                                                           ===========              ============

 The accompanying notes to financial statements are an integral part of these statements.

                       American Apartment Communities II, Inc.

                              Statements of Cash Flows

               For the Six Months Ended June 30, 1998 (Unaudited) and

                        For the Year Ended December 31, 1997


                                                                                      Six Months Ended             Year Ended
                                                                                        June 30, 1998          December 31, 1997
                                                                                      ----------------         -----------------
                                                                                        (Unaudited)
Cash Flows from Operating Activities:

    Net income                                                                          $ 6,633,970              $ 11,327,157

    Adjustments to reconcile net income to net cash provided by operating activities:

      Earnings from investments in real estate                                           (7,473,237)              (14,359,757)

      Distributions of earnings received from investments in real estate                  7,511,250                12,573,340

      Decrease in accounts payable and accrued expenses                                        (617)                  (68,989)
                                                                                        -----------              ------------
    Net cash provided by operating activities                                             6,671,366                 9,471,751
                                                                                        -----------              ------------

Cash Flows from Investing Activities:

    Proceeds from sale of investment in Commonwealth Atlantic
      Properties, Inc.                                                                    2,556,357                38,750,000


    Investment in American Apartment Communities II, L.P.                                         -               (40,823,819)

    Increase in advance to LF Strategic Realty Investors L.P.                            (6,816,884)               (1,391,462)
                                                                                        -----------              ------------
    Net cash used in investing activities                                                (4,260,527)               (3,465,281)
                                                                                        -----------              ------------

Cash Flows from Financing Activities:

    Proceeds from issuance of common stock                                                        -                37,698,413

    Dividends paid                                                                                -               (12,344,988)

    Repayment of loans payable                                                           (2,600,000)              (59,850,000)
                                                                                        -----------              ------------
    Net cash used in financing activities                                                (2,600,000)              (34,496,575)
                                                                                        -----------              ------------


    Net decrease in cash and cash equivalents                                              (189,161)              (28,490,105)


Cash and Cash Equivalents, beginning of period                                              189,161                28,679,266
                                                                                        ------------             -------------
Cash and Cash Equivalents, end of period                                                $         -              $    189,161
                                                                                        ============             =============

 The accompanying notes to financial statements are an integral part of these statements.

                    American Apartment Communities II, Inc.

                 Statements of Changes in Shareholders' Equity

             For the Six Months Ended June 30, 1998 (Unaudited) and

                      For the Year Ended December 31, 1997


                                                                         Additional
                                           Common       Preferred          Paid-in         Retained
                                            Stock         Stock            Capital         Earnings              Total
                                           ------       ---------        ----------        --------              -----

Balance at December 31, 1996              $ 1,000      $ 85,000,000     $ 27,818,002      $ 2,160,665        $ 114,979,667
Issuance of 752,968 shares of
  common stock                              7,530                 -       37,690,883                -           37,698,413

Deemed capital contribution
  (Note 4)                                      -                 -        1,802,636                -            1,802,636

Dividends                                       -                 -                -      (12,344,988)         (12,344,988)

Net income                                      -                 -                -       11,327,157           11,327,157
                                          -------      ------------     ------------      -----------        -------------
Balance at December 31, 1997                8,530        85,000,000       67,311,521        1,142,834          153,462,885

Net income (Unaudited)                          -                 -                -        6,633,970            6,633,970
                                          -------      ------------     ------------      -----------        -------------
Balance at June 30, 1998                  $ 8,530      $ 85,000,000     $ 67,311,521      $ 7,776,804        $ 160,096,855
     (Unaudited)                          =======      ============     ============      ===========        =============

 The accompanying notes to financial statements are an integral part of these statements.

                    American Apartment Communities II, Inc.
                         Notes to Financial Statements
                June 30, 1998 (Unaudited) and December 31, 1997



1.       Formation and Purpose of the Company:

         Purpose

         American Apartment Communities II, Inc. (the "Company" or "AAC II Inc.") was incorporated on December 28, 1995 as a Maryland corporation that operates as a real estate investment trust ("REIT"). AAC II Inc. was formed for the purpose of investing in American Apartment Communities II, L.P. ("AACOP"), a Delaware limited partnership that invests in multifamily residential apartment communities throughout the United States.

         Capitalization

         AAC II Inc. was initially capitalized on March 15, 1996, when LF Strategic Realty Investors L.P. ("LFSRI") purchased 169,900 shares of preferred stock and 99,900 shares of common stock for $85 million. Also during 1996, LFSRI contributed additional paid-in capital of $27.8 million to the Company. On January 31, 1997, LFSRI purchased an additional 252,968 shares of common stock of AAC II Inc. for $12.7 million, and on March 25, 1997, LFSRI purchased another 500,000 shares of common stock for $25 million.

         To facilitate AAC II Inc.'s qualification as a REIT, 100 shares of preferred stock and 100 shares of common stock were granted to 100 individuals who are affiliates of LFSRI and AACOP management.

         The preferred stock is redeemable at any time, in whole or in part, at the option of the Company. The preferred shareholders are entitled to a 9% cumulative preference return on their basis, which at December 31, 1997 was approximately $664 per share. During 1997, AAC II Inc. declared and paid preferred dividends of approximately $12.1 million.

         During 1997, AAC II Inc. declared and paid common dividends of $284,000.

2.       Summary of Significant Accounting Policies:

         Basis of Presentation

         The accompanying financial statements are prepared using the accrual basis of accounting under generally accepted accounting principles. The Company recognizes revenues as earned and expenses as incurred.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Investments in Real Estate

         The Company accounts for investments in and earnings from real estate operating entities under the equity method. Under the equity method, the Company increases its cost basis in each investment for equity contributions made and its proportionate share of the entities' operating profits, and decreases its cost basis in each investment for any distributions received and its proportionate share of the entities' operating losses.

         Cash and Cash Equivalents

         For financial reporting purposes, the Company considers all highly liquid short-term investments purchased with a maturity of 90 days or less to be cash equivalents.

         Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS 107"), requires the Company to disclose fair value information about financial instruments for which it is practicable to estimate the value, whether or not such financial instruments are recognized on the balance sheet. Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists. Quoted market prices are not available for the Company's financial instruments. As a result, the fair values presented are estimates derived using present value or other valuation techniques and may not be indicative of net realizable value. In addition, the calculation of estimated fair value is based on market conditions at a specific point in time and may not be reflective of future fair values.

         Income Taxes

         The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, no provisions have been made for federal income taxes in the accompanying financial statements.

         (Unaudited)

         The financial statements as of and for the six months ended June 30, 1998 are unaudited. In management's opinion, these financial statements have been prepared on a basis substantially consistent with those for the year ended December 31, 1997, and include all necessary accruals and adjustments necessary for them to be in conformity with generally accepted accounting principles.

3. Investment in American Apartment Communities II, L.P.:

         As of December 31, 1997, the Company maintains an approximate 79.1% interest in AACOP. At the time of the initial investment by AAC II Inc., AACOP owned interests in 29 apartment communities containing over 7,600 apartments. During 1996 and 1997, AACOP increased its real estate holdings to 59 apartment communities totaling over 14,200 units.

         Contributions to AACOP

         The Company utilized the proceeds of LFSRI's initial and subsequent capital contributions to invest $150 million in AACOP. AAC II Inc.'s investment in AACOP was fully funded in March 1997.

         During 1997, AAC II Inc. and its partners in AACOP agreed to contribute up to an additional $30 million of funds to AACOP in the form of preferred equity. The preferred equity yields a 9% cumulative preferred return, which is superior in priority to all other forms of invested capital. As of December 31, 1997, $20 million of preferred equity was invested in AACOP, $15.8 million of which was funded by AAC II Inc.

         Allocation of Income/Distributions

         AAC II Inc. is the sole general partner of AACOP and pursuant to AACOP's partnership agreement is entitled to seniority in liquidation and a preferential return on its invested capital. Furthermore, the distribution of proceeds from a Liquidity Event, as defined, are adjusted to reflect the results of certain investment return measures. As the rate of total investment return increases above AAC II Inc.'s preference hurdles, AACOP's management receives an increasing share of the proceeds and the other partners receive proportionately less.

         AAC II Inc. recorded earnings from its investment in AACOP of $13.4 million during 1997. Pursuant to the preference arrangements in the AACOP partnership agreement, AAC II Inc. records its equity in income of AACOP based upon the change in its distributable share of the net assets of AACOP under a hypothetical liquidation at book value. Cash distributions received by AAC II Inc. from AACOP with respect to preference returns totaled $12.6 million during 1997. As of December
         31, 1997, AAC II Inc. was due, and subsequently received, its preference return for the 4th quarter, which totaled $3.7 million.

         Summarized Financial Information

         The summarized financial information of AACOP on a historical cost basis prepared in accordance with generally accepted accounting principles as of and for the six months ended June 30, 1998 (unaudited) and year ended December 31, 1997 is as follows:

         Balance Sheet Data:

                                              June 30, 1998   December 31, 1997
                                              -------------   -----------------
                                               (Unaudited)
         Real estate assets - net of
            accumulated depreciation
            of $32,558,000 (unaudited)
            and $23,995,000, respectively     $654,142,000       $654,688,000
         Cash and cash equivalents              12,867,000         15,475,000
         Other assets                           16,667,000         19,256,000
                                              ------------       ------------
                                               683,676,000        689,419,000
                                              ------------       ------------

         Mortgage notes payable                464,741,000        465,853,000
         Distributions payable to partners       4,416,000          4,724,000
         Other liabilities                      20,291,000         20,952,000
                                              ------------       ------------
                                               489,448,000        491,529,000
                                              ------------       ------------
         Partners' capital                    $194,228,000       $197,890,000
                                              ============       ============
         Company's capital account            $149,400,000       $152,295,000
                                              ============       ============
         Adjustment - see components below      19,800,000         16,943,000
                                              ------------       ------------
         Company's investment account         $169,200,000       $169,238,000
                                              ============       ============

         Operating Data:

                                                June 30, 1998  December 31, 1997
                                                -------------  -----------------
                                                 (Unaudited)

         Rent and lease income                  $52,957,000      $92,388,000
         Other income                             2,840,000        5,024,000
                                                -----------      -----------
                                                 55,797,000       97,412,000
                                                -----------      -----------

         Operating expenses                      22,074,000       38,854,000
         Interest expense                        17,318,000       29,547,000
         Depreciation and amortization            9,071,000       15,362,000
         Other expenses                           1,657,000        3,921,000
                                                -----------      -----------
                                                 50,120,000       87,684,000
                                                -----------      -----------

         Net income                              $5,677,000       $9,728,000
                                                ===========      ===========
         Net income allocated to Company         $4,492,000       $7,647,000
                                                ===========      ===========
         Preference adjustments*                  2,981,000        5,797,000
                                                -----------      -----------

         Company's recorded earnings from AACOP
                                                 $7,473,000      $13,444,000
                                                ===========      ===========

         The amounts charged to the Company's capital account in AACOP which were not recognized by the Company in its investment account (as a result of its preferred position) are comprised of the following:


                                               June 30, 1998  December 31, 1997
                                               -------------  -----------------
                                                (Unaudited)
         Transaction costs associated with
           capital raised                        $3,881,000      $3,881,000
         Partnership distribution payable to
           AAC II, Inc. **                        3,547,000       3,671,000
         Cumulative preference adjustments
          attributable to income allocation*     12,372,000       9,391,000
                                                -----------     -----------
                                                $19,800,000     $16,943,000
                                                ===========     ===========

         *The preference adjustment attributable to income allocation represents the difference between the distributable net assets of AACOP that the Company would receive in a hypothetical liquidation at book value, taking into account the Company's 9% preferred return and other preferences, and the Company's allocated share of AACOP's net income based on its stated ownership percentage.

         **As previously discussed, under the equity method of accounting, the Company decreases its cost basis in its investment upon receipt of distributions from AACOP.

4.       Investment in Commonwealth Atlantic Properties, Inc.:

         During 1996, the Company utilized $38,750,000 of borrowings from a line of credit established by LFSRI (Note 6) to acquire 19.4% of the common stock of Commonwealth Atlantic Properties, Inc. ("CAP"). CAP is a Maryland corporation that operates as a REIT. CAP is a major real estate owner and developer which directly controls 1.7 million square feet of commercial office space, 3,400 acres of land and partnership interests in commercial, industrial and residential real estate assets in Northern Virginia and the Richmond, Virginia area.

         During 1997, a wholly owned subsidiary of LFSRI purchased the shares of CAP held by the Company for approximately $41.3 million, of which $38,750,000 had been paid as of December 31, 1997. Due to the related party nature of this transaction, the excess of the purchase price over the carrying amount has been recorded as deemed a capital contribution in the accompanying statement of shareholders' equity. The Company utilized the sale proceeds to repay a portion of its borrowings under the line of credit.

         For the year ended December 31, 1997, the Company recognized earnings from its investment in CAP of approximately $916,000, which represents the Company's proportionate share of earnings during the period the investment was held.


5. Advance to LF Strategic Realty Investors L.P.:

         As of December 31, 1997, the Company had advanced $3,693,049 to LFSRI. The balance in the advance account represents the net cash activity between the Company and LFSRI in excess of dividends declared and paid.


6.       Loans Payable:

         In October 1996, LFSRI entered into a $150 million revolving line of credit facility with a group of banks, led by Chase Manhattan Bank (the "Chase Facility"). The initial term of the Chase Facility expires on December 13, 1998, unless extended by LFSRI for up to one additional year. The Company, in its role as a Qualified Borrower (the "Borrower"), may obtain loans for general corporate purposes as well as acquisition financing under the Chase Facility.

         LFSRI is a guarantor of all borrowings made by Qualified Borrowers. The Chase Facility is collateralized by all rights, title and interest in the unfunded capital commitments of certain partners of LFSRI and a pledge of certain bank accounts maintained by LFSRI. Amounts available under the Chase Facility are calculated based on the remaining portion of unfunded capital commitments of certain partners in LFSRI. The maximum amount available under the Chase Facility at December 31, 1997 was $118 million. As of December 31, 1997, the Company had borrowings of $22,150,000 outstanding under this facility.

         Borrowings bear interest, which is payable monthly, at the Borrower's option of either the Eurodollar rate plus 0.625% or the prime rate. The Chase Facility provides for the payment of certain Arrangement and Syndication Fees and other costs associated with establishing the facility by LFSRI. In addition, LFSRI is required to pay a fee equal to 0.2% per annum on the average daily unused portion of the available amount of the Chase Facility. The Company does not bear any costs associated with the fees, costs or collateralization associated with establishing and maintaining credit under the Chase Facility.

         At December 31, 1997, the carrying value of the Chase Facility approximates its fair value due to the short-term nature.


7.       Fair Value of Financial Instruments:

         The carrying amount of cash and cash equivalents, other assets, loans payable and other liabilities approximates fair value as of December 31, 1997 because of the short-term nature of these instruments.


8.       Subsequent Events (Unaudited):

         On September 11, 1998, the Company and AACOP entered into an Agreement and Plan of Merger with United Dominion Realty Trust, Inc. ("United Dominion"). In addition to United Dominion assuming AACOP's obligations, the partners of AACOP will receive a combination of cash, convertible preferred stock and operating partnership units. The transaction has been structured as a tax-free merger.

                       UNITED DOMINION REALTY TRUST, INC.
            UNAUDITED CONSOLIDATED PRO FORMA CONDENSED BALANCE SHEET
                                 JUNE 30, 1998

BASIS OF PRESENTATION

The accompanying Unaudited Consolidated Pro Forma Condensed Balance Sheet gives effect to the proposed Merger as if it had occurred on June 30, 1998. The Unaudited Consolidated Pro Forma Condensed Balance Sheet gives effect to the proposed Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the proposed Merger have been made. Included in the AAC II, LP Historical Balance Sheet are two communities which will not be acquired by United Dominion.

The Unaudited Consolidated Pro Forma Condensed Balance Sheet is presented for comparative purposes only and is not necessarily indicative of what the actual combined financial position of United Dominion and AAC would have been at June 30, 1998, nor does it purport to represent the future combined financial position of United Dominion and AAC. This Unaudited Consolidated Pro Forma Condensed Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical financial statements and notes thereto of United Dominion included in its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the six months ended June 30, 1998 and the pro forma financial statements and notes thereto of United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

                       UNITED DOMINION REALTY TRUST, INC.
            UNAUDITED CONSOLIDATED PRO FORMA CONDENSED BALANCE SHEET
                                 June 30, 1998
                     (In thousands, except for share data)

                                                                                                                          United
                                                                                                         Pro Forma       Dominion
                                                    United Dominion    AAC II, LP       AAC II, Inc.       Merger        Pro Forma
                                                    Historical (A)   Historical (B)    Historical (C)  Adjustments (D)   Combined
                                                    ---------------  --------------    --------------  ---------------   ---------
ASSETS

Real estate owned:
     Real estate held for investment                 $2,813,957       $684,406          $               $  93,649  (E)   $3,592,012
         Less: accumulated depreciation                (242,803)       (32,558)                            32,558  (E)     (242,803)
                                                     ----------       --------          --------        ---------        ----------
                                                      2,571,154        651,848                 0          126,207         3,349,209
     Real estate under development                       43,811                                                              43,811
     Real estate held for disposition                   104,864                                                             104,864
Investment in AAC II, LP                                                                 169,200         (169,200) (F)            0
Cash and cash equivalents                                11,575         12,867                               (358) (G)       24,084
Other assets                                             97,796         18,961            10,510          (14,013) (H)      113,254
                                                     ----------       --------          --------        ---------        ----------
     Total assets                                    $2,829,200       $683,676          $179,710        $ (57,364)       $3,635,222
                                                     ==========       ========          ========        =========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable-secured                                $  623,248       $464,741          $ 19,550        $ (18,138) (I)   $1,089,401
Notes payable-unsecured                                 827,881                                            72,756 (J)       900,637
Distributions payable to common and preferred
  shareholders                                           29,867                                                              29,867
Accounts payable, accrued expenses and other
  liabilities                                            73,085         18,996                63              (68) (K)       92,076
                                                     ----------       --------          --------        ---------        ----------
     Total liabilities                                1,554,081        483,737            19,613           54,550         2,111,981

Minority interest of unitholders in operating
  partnership                                            51,675          5,711                             67,411 (L)       124,797

Shareholders' equity:
     Preferred stock, no par value; $25 liquidation
       preference, 25,000,000 shares authorized;
         4,200,000 shares 9.25% Series A
           Cumulative Redeemable                        105,000                           85,000          (85,000) (M)      105,000
         6,000,000 shares 8.60% Series B
           Cumulative Redeemable                        150,000                                                             150,000
         8,000,000 shares 7.50% Series D Convertible                                                      200,000 (M)       200,000
     Common stock, $1 par value; 150,000,000 shares
       authorized 101,988,375 shares issued
       and outstanding                                  101,988                                8               (8) (M)      101,988
     Additional paid-in capital                       1,070,440                           67,312          (92,312) (M)    1,045,440
     Notes receivable from officer-shareholders          (8,333)                                                             (8,333)
     Distributions in excess of net income             (195,651)                           7,777           (7,777) (M)     (195,651)
     Partners Capital                                                  194,228                           (194,228) (M)            0
                                                     ----------       --------          --------        ---------        ----------
     Total shareholders' equity                       1,223,444        194,228           160,097         (179,325)        1,398,444
                                                     ----------       --------          --------        ---------        ----------
     Total liabilities and shareholders' equity      $2,829,200       $683,676          $179,710        $ (57,364)       $3,635,222
                                                     ==========       ========          ========        =========        ==========

                       UNITED DOMINION REALTY TRUST, INC.
        NOTES TO UNAUDITED CONSOLIDATED PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 1998
            (Amounts in thousands, except per share and OP Unit data)

(A) Represents United Dominion's Historical Consolidated Balance Sheet contained in its Quarterly Report on Form 10-Q at June 30, 1998.

(B) Represents the AAC II, LP Historical Balance Sheet at June 30, 1998 as reported elsewhere herein. Certain reclassifications have been made to AAC II, LP's Historical Balance Sheet at June 30, 1998 to conform to United Dominion's balance sheet presentation.

(C) Represents the AAC II, Inc. Historical Balance Sheet at June 30, 1998 as reported elsewhere herein. Certain reclassifications have been made to AAC II, Inc.'s Historical Balance Sheet at June 30, 1998 to conform to United Dominion's balance sheet presentation.

(D) Represents adjustments to record the proposed Merger in accordance with the purchase method of accounting, based upon an assumed purchase price of $806.0 million, as follows (in thousands of dollars):

         Assumption of  AAC secured notes payable                      $450,427
         Adjustment to record AAC fixed-rate secured
           notes payable at fair value                                   15,727
         Issuance of Series D Convertible Preferred Stock,
           at fair value                                                175,000
         Issuance of 5,614,035 OP Units, at fair value                   67,411
         Assumption of AAC liabilities and minority interest             24,701
         Cash paid to AAC Partners                                       56,454
         Merger costs (See calculation below)                            15,521
         Net asset value**                                                  781
                                                                       --------
                                                                       $806,022
                                                                       ========

         The following is a calculation of the estimated fees and other expenses related to the proposed Merger (in thousands of dollars):

         Advisory fees                                                  $ 9,098
         Loan assumption fees                                             2,500
         Legal and accounting costs                                       1,736
         Severance and other employee termination costs                   1,000
         Recording costs                                                    500
         Title insurance                                                    312
         Due diligence                                                      275
         Other                                                              100
                                                                        -------
                                                                        $15,521
                                                                        =======

         ** Pursuant to the Merger Agreement, if the Net Asset Value (as defined in the Merger Agreement) is greater than $336.5 million, then the aggregate consideration will be increased by the difference between the $336.5 million and the Net Asset Value, as calculated. Conversely, is the Net Asset Value is less than $336.5 million, then the aggregate consideration will be decreased by the difference between the $336.5 million and the Net Asset Value, as calculated.

(E) Increase of $93.6 million in the book value of AAC's real estate assets based upon United Dominion's assumed purchase price of $806.0 and the adjustment to eliminate AAC's historical accumulated depreciation as follows (in thousands of dollars):

         Purchase price (See note (D))                                                  $806,022
         Less basis of AAC's assets assumed:
                  Real estate held for investment                        682,530
                  Land held for development                                1,876
                  Cash and cash equivalents                               24,549
                  Investment in Joint Venture                              2,294
                  Other assets (see Note (H))                              1,124         712,373
                                                                         -------        --------
         Pro forma adjustment                                                             93,649
         AAC historical accumulated depreciation                                          32,558
                                                                                        --------
         Total pro forma adjustment to real estate held for investment                  $126,207
                                                                                        ========

(F) Represents the elimination of AAC II, Inc's investment in AAC II, L.P which was not consolidated by AAC II, Inc. in its June 30, 1998 Historical Balance Sheet as AAC II, Inc. accounts for its investment in AAC II, LP under the equity method of accounting. Pursuant to the Merger Agreement, United Dominion will issue Preferred Stock and cash in exchange for AAC II, Inc.'s 79.1% interest in AAC II, LP, at which time, United Dominion will consolidate AAC II, LP into its Consolidated Balance Sheet.

(G) Eliminate cash included in the AAC II, L.P. Historical Balance Sheet related to two communities which United Dominion will not acquire in connection with the proposed Merger.

(H) To adjust the historical basis of AAC's other assets in the aggregate amount of $14,013, which will be eliminated in connection with the proposed Merger.

(I) Represents the following adjustments to notes payable: (i) the $15,727 premium required to adjust the AAC notes payable to estimated fair value, (ii) the elimination of two notes payable aggregating $14,315 securing two communities included in the AAC II LP Historical Balance Sheet that will not be acquired by United Dominion in connection with the proposed Merger and (iii) the elimination of the $19,550 AAC II, Inc. note payable which will be paid off simultaneously with the consummation of the proposed Merger.

(J) United Dominion anticipates issuing debt prior to the effective date of the proposed Merger. Proceeds of $72,756 from the debt issuance are expected to be used to fund the following costs in connection with the Merger (in thousands of dollars):

         Cash portion of purchase price                 $56,454
         Merger costs (See Note (D))                     15,521
         Net asset value (See Note (D))                     781
                                                        -------
                                                        $72,756
                                                        =======

(K) Represents the adjustment to eliminate other liabilities included in the AAC II, L.P. Historical Balance Sheet related to two communities which United Dominion will not acquire in connection with the proposed Merger.

(L) Adjustment to record the fair value of 5,614,035 OP Units which will be issued in connection with the proposed Merger. Pursuant to the Partnership Exchange Agreement, each OP Unit is convertible into one share of United Dominion common stock at a price of $14.25 per Unit. The fair value of the OP Units is estimated at a value of $12 per Unit.

(M) To adjust AAC's shareholders' equity to reflect the issuance of 8,000,000 shares of United Dominion Series D Convertible Preferred Stock and cash in exchange for all of AAC's outstanding common stock and preferred stock as follows (in thousands of dollars):

                                  Preferred       Common      Additional      Accumulated     Partners
                                    Stock          Stock    Paid-in Capital     Deficit       Capital            Total
                                  ---------       ------    ---------------   -----------     --------           -----
Issuance of Series D
   Convertible Preferred Stock    $ 200,000                   $ (25,000)                                      $  175,000

AAC II, LP  Historical
   Shareholders' Equity                                                                      $(194,228)       $ (194,228)

AAC II, Inc. Historical
   Shareholders' Equity             (85,000)      $  (8)        (67,312)       $(7,777)                       $ (160,097)
                                  ---------       -----       ---------        -------       ---------        ----------
         Pro forma adjustment     $ 115,000       $  (8)      $ (92,312)       $(7,777)      $(194,228)       $ (179,325)
                                  =========       =====       =========        =======       =========        ==========

       UNAUDITED CONSOLIDATED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 30, 1998

BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Statements of Operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998 are presented as if the proposed Merger had occurred on January 1, 1997. The Unaudited Pro Forma Combined Statements of Operations give effect to the proposed Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the periods presented. In addition to the proposed Merger, column titled "Previously Reported Transactions" is presented as if the following acquisitions occurred on January 1, 1997: (i) 39 apartment communities with 7,550 apartment homes owned by ASR Investment Corporation that were merged with and into a wholly-owned subsidiary of the United Dominion, in a statutory merger on March 27, 1998, (ii) the 1998 acquisitions of 13 communities containing 4,318 apartment homes for an aggregate purchase price of approximately $144.0 million, including closing costs and (iii) the 1997 acquisition of 17 communities containing 5,394 apartment homes for an aggregate purchase price of approximately $218.5 million, including closing costs (See Note (A) to the Unaudited Pro Forma Combined Statements of Operations). In the opinion of management, all adjustments necessary to reflect the effects of these transactions have been made.

The Unaudited Pro Forma Condensed Statements of Operations are presented for comparative purposes only and are not necessarily indicative of what United Dominion Consolidated actual results would have been for the year ended December 31, 1997 and the six months ended June 30, 1998 if the proposed Merger and other acquisitions had occurred at the beginning of each period presented, nor do they purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Condensed Statements of Operations should be read in conjunction with, and are qualified in their entirety by, the historical financial statements and notes thereto of United Dominion included in its Annual Report on Form 10-K for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the six months ended June 30, 1998 and the pro forma financial statements and notes thereto of United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

                       UNITED DOMINION REALTY TRUST, INC.
       UNAUDITED CONSOLIDATED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                      Previously
                                                                                                       Reported
                                                                                    Previously        Transactions
                                                             United Dominion        Reported           Pro Forma
                                                             Historical (A)     Transactions (B)    Adjustments (C)
                                                             ---------------    ----------------    ---------------
Revenues
     Rental income                                              $386,672            $74,829             $15,240
     Earnings from investments in real estate
     Interest and other non-property income                        1,123                732                (162)
                                                                --------            -------             -------
                                                                 387,795             75,561              15,078

Expenses
    Rental  expenses:
        Utilities                                                 24,861              4,568               1,173
        Repairs and maintenance                                   54,607              8,739               2,018
        Real estate taxes                                         30,961              6,569               1,693
        Property management                                       12,203              3,127                (654)
        Other rental expenses                                     41,099             10,599               1,689
    Real estate depreciation                                      76,688              6,335              10,872
    Interest                                                      79,004              9,642              19,096
    General and administrative                                     7,075              3,114              (2,487)
    Acquisition related expenses                                                      6,684
    Other depreciation and amortization                            2,084                412                   -
    Impairment loss on real estate held for disposition            1,400
                                                                --------            -------             -------
                                                                 329,982             59,789              33,400

Income from gains on sales of mortgage assets                                        17,213             (17,213)

Income before gains on sales of investments and
    minority interest of unitholders in operating partnership     57,813             32,985             (35,535)
Gains on sales of investments                                     12,664                474
                                                                --------            -------             -------
Income before minority interest of unitholders in operating
   partnership and extraordinary item                             70,477             33,459             (35,535)
Minority interest of unitholders in operating partnership           (278)              (355)             (1,272)
                                                                --------            -------             -------
Income before extraordinary item                                  70,199             33,104             (36,807)
Extraordinary items-early extinguishment of debt                     (50)
                                                                --------            -------             -------
Net income                                                        70,149             33,104             (36,807)
Dividends to preferred shareholders                              (17,345)
                                                                --------            -------             -------
Net income available to common shareholders                       52,804             33,104             (36,807)
                                                                ========            =======             =======



Basic earnings per common share                                 $   0.61
Diluted earnings per common share                               $   0.60


Dividends declared per common share                             $   1.01

Weighted average number of common shares-basic                    87,145                                  8,340

Weighted average number of common shares -diluted                 87,339                                 11,024




                                                               United Dominion
                                                               Pre AAC Merger        AAC II, LP      AAC II, Inc.
                                                                  Pro Forma        Historical (D)   Historical (E)
                                                               ---------------     --------------   --------------
Revenues
     Rental income                                                $476,741            $90,444
     Earnings from investments in real estate                                                           $14,360
     Interest and other non-property income                          1,693              6,969               264
                                                                  --------            -------           -------
                                                                   478,434             97,413            14,624

Expenses
    Rental  expenses:
        Utilities                                                   30,602              6,740
        Repairs and maintenance                                     65,364             10,200
        Real estate taxes                                           39,223              7,418
        Property management                                         14,676              2,786
        Other rental expenses                                       53,387             11,710
    Real estate depreciation                                        93,895             14,618
    Interest                                                       107,742             30,292             3,054
    General and administrative                                       7,702              3,937               243
    Acquisition related expenses                                     6,684
    Other depreciation and amortization                              2,496
    Impairment loss on real estate held for disposition              1,400
                                                                  --------            -------           -------
                                                                   423,171             87,701             3,297

Income from gains on sales of mortgage assets                            -


Income before gains on sales of investments and
    minority interest of unitholders in operating partnership       55,263              9,712            11,327
Gains on sales of investments                                       13,138
                                                                  --------            -------           -------
Income before minority interest of unitholders in operating
   partnership and extraordinary item                               68,401              9,712            11,327
Minority interest of unitholders in operating partnership           (1,905)                16
                                                                  --------            -------           -------
Income before extraordinary item                                    66,496              9,728            11,327
Extraordinary items-early extinguishment of debt                       (50)
                                                                  --------            -------           -------
Net income                                                          66,446              9,728            11,327
Dividends to preferred shareholders                                (17,345)
                                                                  --------            -------           -------
Net income available to common shareholders                         49,101              9,728            11,327
                                                                  ========            =======           =======



Basic earnings per common share                                   $   0.51
Diluted earnings per common share                                 $   0.50


Dividends declared per common share                               $   1.01

Weighted average number of common shares-basic                      95,485

Weighted average number of common shares -diluted                   98,363


                                                                Adjustments to        AAC
                                                                  AAC II, LP        Pro Forma        United Dominion
                                                                 Historical          Merger             Pro Forma
                                                               Financials (F)      Adjustments          Combined
                                                               --------------      -----------       ---------------
Revenues
     Rental income                                                                                      $567,185
     Earnings from investments in real estate                                       $(14,360) (G)              -
     Interest and other non-property income                       $(1,957)              (264) (H)          6,705
                                                                  -------           --------            --------
                                                                   (1,957)           (14,624)            573,890

Expenses
    Rental  expenses:
        Utilities                                                                                         37,342
        Repairs and maintenance                                                                           75,564
        Real estate taxes                                            (152)                                46,489
        Property management                                                                               17,462
        Other rental expenses                                         (74)                                65,023
    Real estate depreciation                                         (632)             5,213 (I)         113,094
    Interest                                                       (1,098)              (387)(J)         139,603
    General and administrative                                                        (2,961)(K)           8,921
    Acquisition related expenses                                                                           6,684
    Other depreciation and amortization                                                                    2,496
    Impairment loss on real estate held for disposition                                                    1,400
                                                                  -------           --------            --------
                                                                   (1,956)             1,865             514,078

Income from gains on sales of mortgage assets

Income before gains on sales of investments and
    minority interest of unitholders in operating partnership          (1)           (16,489)             59,812
Gains on sales of investments                                                              0              13,138
                                                                  -------           --------            --------
Income before minority interest of unitholders in operating
   partnership and extraordinary item                                  (1)           (16,489)             72,950
Minority interest of unitholders in operating partnership                             (1,450) (L)         (3,339)
                                                                  -------           --------            --------
Income before extraordinary item                                       (1)           (17,939)             69,611
Extraordinary items-early extinguishment of debt                                                             (50)
                                                                  -------           --------            --------
Net income                                                             (1)           (17,939)             69,561
Dividends to preferred shareholders                                                  (15,000) (M)        (32,345)
                                                                  -------           --------            --------
Net income available to common shareholders                            (1)           (32,939)             37,216
                                                                  =======           ========            ========



Basic earnings per common share                                                                         $   0.39
Diluted earnings per common share                                                                       $   0.39


Dividends declared per common share                                                                     $   1.01

Weighted average number of common shares-basic                                                            95,485

Weighted average number of common shares -diluted                                      5,614 (N)         103,977

See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
                             UNAUDITED CONSOLIDATED
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1998
                      (In thousands, except per share data)




                                                                                                        Previously
                                                                                                        Reported
                                                                                      Previously       Transactions  United Dominion
                                                                 United Dominion       Reported         Pro Forma     Pre AAC Merger
                                                                  Historical (A)   Transactions (B)   Adjustments (C)   Pro Forma
                                                                 ---------------   ----------------  ---------------- --------------

  Income
       Rental income                                             $    222,275        $   16,648       $      1,095       $ 240,018
       Earnings from investments in real estate
       Interest and non-property income                                 2,159               252                              2,411
                                                                 ------------         ---------        -----------        --------
                                                                      224,434            16,900              1,095         242,429

  Expenses
      Rental  expenses:
          Utilities                                                    11,945               998                 52          12,995
          Repairs and maintenance                                      28,035             1,712                144          29,891
          Real estate taxes                                            19,341             1,610                 86          21,037
          Property management                                           7,920               564               (100)          8,384
          Other rental expenses                                        23,031             2,561                138          25,730
      Depreciation of real estate owned                                46,476             2,613                770          49,859
      Interest                                                         48,561             3,452              1,848          53,861
      General and administrative                                        4,618             1,273               (993)          4,898
      Other depreciation and amortization                               1,541               189                (18)          1,712
                                                                 ------------         ---------        -----------        --------
                                                                      191,468            14,972              1,927         208,367
                                                                 ------------         ---------        -----------        --------

  Income before gains on sales of investments and
      minority interest of unitholders in operating partnership        32,966             1,928               (832)         34,062
  Gains on sales of investments                                        20,461                                               20,461
                                                                 ------------         ---------        -----------        --------

  Income before minority interest of unitholders in operating
     partnership and extraordinary item                                53,427             1,928               (832)         54,523
  Minority interest of unitholders in operating partnership            (1,122)             (363)              (405)         (1,890)
                                                                 ------------         ---------        -----------        --------
  Income before extraordinary item                                     52,305             1,565             (1,237)         52,633
  Extraordinary items                                                    (116)           (7,053)             7,053            (116)
                                                                 ------------         ---------        -----------        --------
  Net income                                                           52,189            (5,488)             5,816          52,517
  Dividends to preferred shareholders                                 (11,303)                                             (11,303)
                                                                 ------------         ---------        -----------        --------
  Net income available to common shareholders                   $      40,886        $   (5,488)      $      5,816       $  41,214
                                                                 ============         =========        ===========        ========


  Basic earnings per common share                               $        0.42                                            $    0.41
                                                                 ============                                             ========
  Diluted earnings per common share                             $        0.42                                            $    0.40
                                                                 ============                                             ========

  Distributions declared per common share                       $      0.5250                                            $  0.5250
                                                                 ============                                             ========


  Weighted average number of common shares outstanding-basic           96,244                                3,961         100,205

  Weighted average number of common shares outstanding-diluted         98,666                                5,313         103,979














                                                                                                  Adjustments to        AAC
                                                                                                    AAC II LP        Pro Forma
                                                                    AAC II, LP     AAC II, Inc.     Historical         Merger
                                                                  Historical (D)  Historical (E)   Financials (F)    Adjustments
                                                                ---------------- --------------  ----------------  -----------------
  Income
       Rental income                                              $   51,865      $                $                 $
       Earnings from investments in real estate                                         7,473                           (7,473) (G)
       Interest and non-property income                                3,932                8          (1,099)              (8) (H)
                                                                      ------       ----------          -------         -------
                                                                      55,797            7,481          (1,099)          (7,481)

  Expenses
      Rental  expenses:
          Utilities                                                    3,576
          Repairs and maintenance                                      5,885
          Real estate taxes                                            4,158                              (80)
          Property management                                          1,526
          Other rental expenses                                        6,930                              (44)
      Depreciation of real estate owned                                8,575                             (302)           3,372 (I)
      Interest                                                        17,814              655            (515)             556 (J)
      General and administrative                                       1,666              192                           (1,373)(K)
      Other depreciation and amortization
                                                                      ------       ----------          -------         -------
                                                                      50,130              847            (941)           2,555
                                                                      ------       ----------          -------         -------

  Income before gains on sales of investments and
      minority interest of unitholders in operating partnership        5,667            6,634            (158)         (10,036)
  Gains on sales of investments
                                                                      ------       ----------          -------         -------

  Income before minority interest of unitholders in operating
     partnership and extraordinary item                                5,667            6,634            (158)         (10,036)
  Minority interest of unitholders in operating partnership               10                                            (1,306) (L)
                                                                      ------       ----------          -------         -------
  Income before extraordinary item                                     5,677            6,634            (158)         (11,342)
  Extraordinary items
                                                                      ------       ----------          -------         -------
  Net income                                                           5,677            6,634            (158)         (11,342)
  Dividends to preferred shareholders                                                                                   (7,500) (M)
                                                                      ------       ----------          -------         -------
  Net income available to common shareholders                     $    5,677       $    6,634      $     (158)      $  (18,842)
                                                                      ------       ----------          -------         -------


  Basic earnings per common share

  Diluted earnings per common share


  Distributions declared per common share



  Weighted average number of common shares outstanding-basic

  Weighted average number of common shares outstanding-diluted
                                                                                                                         5,614 (N)





                                                                  United Dominion
                                                                    Pro Forma
                                                                      Combined
                                                                    ----------
  Income
       Rental income                                                $ 291,883
       Earnings from investments in real estate                             0
       Interest and non-property income                                 5,244
                                                                      --------
                                                                      297,127

  Expenses
      Rental  expenses:
          Utilities                                                    16,571
          Repairs and maintenance                                      35,776
          Real estate taxes                                            25,115
          Property management                                           9,910
          Other rental expenses                                        32,616
      Depreciation of real estate owned                                61,504
      Interest                                                         72,371
      General and administrative                                        5,383
      Other depreciation and amortization                               1,712
                                                                      --------
                                                                      260,958
                                                                      --------

  Income before gains on sales of investments and
      minority interest of unitholders in operating partnership        36,169
  Gains on sales of investments                                        20,461
                                                                      --------

  Income before minority interest of unitholders in operating
     partnership and extraordinary item                                56,630
  Minority interest of unitholders in operating partnership            (3,186)
                                                                      --------
  Income before extraordinary item                                     53,444
  Extraordinary items                                                    (116)
                                                                      --------
  Net income                                                           53,328
  Dividends to preferred shareholders                                 (18,803)
                                                                      --------
  Net income available to common shareholders                       $  34,525
                                                                      --------


  Basic earnings per common share                                   $    0.34
                                                                    ==========
  Diluted earnings per common share                                 $    0.34
                                                                    =========

  Distributions declared per common share                           $  0.5250
                                                                    =========


  Weighted average number of common shares outstanding-basic          100,205

  Weighted average number of common shares outstanding-diluted        109,593


                       UNITED DOMINION REALTY TRUST, INC.
               UNAUDITED NOTES TO CONSOLIDATED PRO FORMA CONDENSED
                            STATEMENTS OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                          AND THE SIX MONTHS ENDED JUNE
                     30, 1998 (Amounts in thousands, except
                           per share and OP Unit data)

(A) Represents United Dominion's Historical Consolidated Statements of Operations contained in its Annual Report on Form 10-K for the twelve month period ended December 31, 1997 and its Quarterly Report on Form 10-Q for the six month period ended June 30, 1998.

(B) Represents the actual results of operations of the following 1998 and 1997 acquisitions by United Dominion (collectively, the Previously Reported Transactions): (i) 39 apartment communities with 7,550 apartment homes owned by ASR Investment Corporation (ASR Merger) that were merged with and into a wholly-owned subsidiary of the United Dominion, in a statutory merger on March 27, 1998, (as previously reported on Form 8-K dated March 27, 1998 and subsequently amended on Form 8-K/A No.1 dated March 27, 1998 which was filed with the Securities and Exchange Commission on June 12, 1998), (ii) a portfolio of three apartment communities (collectively the Tennessee Portfolio) acquired on January 9, 1998 which consists of The Trails at Kirby Parkway Apartments and The Trails at Mount Moriah Apartments (which run as one community under the name The Trails), and Cinnamon Trails Apartments (as previously reported on Form 8-K dated June 9, 1998 which was filed with the Securities and Exchange Commission on June 24,
         1998), (iii) Dogwood Creek Apartments acquired on February 6, 1998 (as previously reported on Form 8-K dated June 9, 1998 which was filed with the Securities and Exchange Commission on June 24, 1998), (iv) a portfolio of eight apartment communities (collectively the San Antonio Portfolio) acquired on April 16, 1998 which consists of Audubon Apartments, Carmel Apartments, Cimarron Apartments, Grand Cypress Apartments, Kenton Place Apartments, Peppermill Apartments, The Crest Apartments and Villages of Thousand Oaks Apartments (as previously reported on Form 8-K dated June 9, 1998 which was filed with the Securities and Exchange Commission on June 24, 1998, (v) Rancho Mirage Apartments acquired on May 28, 1998 (as previously reported on Form 8-K dated May 28, 1998 which was filed with the Securities and Exchange Commission on October 19, 1998), (vi) Crosswinds Apartments (formerly Tradewinds Apartments), Stoney Pointe Apartments (formerly Stoneybrooke Apartments) and Dominion Trinity Place Apartments, (formerly Trinity Place Apartments) acquired on February 28, 1997, (collectively the "Option Properties) (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15, 1997), (vii) Anderson Mill Oaks Apartments acquired on March 25, 1997, Oak Ridge Apartments (formerly Post Oak Ridge Apartments) acquired on March 27, 1997, Green Oaks Apartments (formerly Pineloch Apartments) and Skyhawk Apartments (formerly Seahawk Apartments) acquired on May 8, 1997, (collectively the "Texas Portfolio") (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15,
         1997), (viii) a portfolio of five apartment communities containing 934 apartment homes acquired on July 1, 1997 (the "Florida Portfolio") which consist of Lakeside Apartments, Mallards of Brandywine Apartments, Lotus Landing Apartments , Orange Oaks Apartments and Forest Creek Apartments, (as previously reported on Form 8-K dated July 1, 1997 and subsequently amended on Form 8-K/A No. 1 dated July 1, 1997 which was filed with the Securities and Exchange Commission on September 15, 1997), (ix) a portfolio of four apartment communities (collectively the "Houston Portfolio") which consist of Greenhouse Patio Apartments (formerly Pecan Grove Apartments) and Braesridge Apartments acquired on September 26, 1997, Bammelwood Apartments acquired on October 30, 1997 and Camino Village Apartments acquired on November 20, 1997, (as previously reported on Form 8-K dated October 21, 1997 and subsequently amended on Form 8-K/A No. 1 dated October 21, 1997 which was filed with the Securities and Exchange Commission on December 31, 1997) and (x) Waterside at Ironbridge Apartments acquired on September 29, 1997, (as previously reported on Form 8-K dated October 21, 1997 and subsequently amended on Form 8-K/A No. 1 dated October 21, 1997 which was filed with the Securities and Exchange Commission on December 31, 1997).

         The acquisitions described in (i) through (x) above are shown in detail in United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

(C) Represents the aggregate pro forma adjustments for United Dominion's 1998 and 1997 Previously Reported Transactions as described in Note B above. The pro forma adjustments for these acquisitions are shown in detail in United Dominion's Form 8-K dated May 28, 1998 as filed with the Securities and Exchange Commission on October 19, 1998.

(D) Represents the AAC II, LP Historical Consolidated Statement of Operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998 as appearing elsewhere herein. Certain reclassifications have been made to AAC II, LP Historical Consolidated Statements of Operations to conform to United Dominion's presentation.

(E) Represents the AAC II, Inc. Historical Consolidated Statement of Operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998 as appearing elsewhere herein. Certain reclassifications have been made to AAC II, Inc.'s Historical Consolidated Statements of Operations to conform to United Dominion's presentation.

(F) Represents the elimination of rental income and rental expenses related to the results of operations of two properties included in the AAC II, LP Historical Statements of Operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998. Pursuant to the Merger Agreement, there are two properties that will not be acquired by United Dominion in connection with the proposed Merger.

(G) Represents the elimination of AAC II, Inc's equity earnings in AAC II, LP. Pursuant to the Merger Agreement, United Dominion will issue Preferred Stock and cash in exchange for AAC II, Inc.'s 79.1% interest in AAC II, LP, at which time, United Dominion will consolidate the operations of AAC II, LP into its consolidated results of operations.

(H) Represents the elimination of other income included in AAC II, Inc's Historical Statements of Operations Operations for the twelve months ended December 31, 1997 and the six months ended June 30, 1998. The other income is eliminated since this income will not have a continuing impact on the results of operations for the combined entity.

(I) Represents the estimated net increase in depreciation of real estate owned as a result of recording the AAC real estate at fair value versus historical cost and using United Dominion's depreciable lives. Depreciation is computed on a straight line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 27.6 years. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset.

         Calculation of the fair value of depreciable real estate assets as of June 30, 1998 (in thousands of dollars):

  Purchase price                                                        $  806,022
           Less:
           Purchase price allocated to cash and cash equivalents            24,549
           Purchase price allocated to other assets                          1,124
           Purchase price allocated to land                                117,678
           Purchase price allocated to land held for development             1,876
           Purchase price allocated to minority interest investment          2,294
                                                                        ----------
  Pro forma basis of AAC's depreciable real estate held for investment
           at fair value                                                $  658,501
                                                                        ==========


         Calculation of pro forma adjustment to depreciation of real estate owned for the twelve months ended December 31,1997 and the six months ended June 30, 1998 (in thousands of dollars):


                                                                          Twelve Months           Six Months
                                                                              Ended                  Ended
                                                                       December 31, 1997 **      June 30, 1998
                                                                       --------------------      -------------
         Depreciation expense based upon an estimated weighted
             average useful life of approximately 27.6 years               $    19,831             $  11,947
         Less: AAC's depreciation of real estate owned                         (14,618)               (8,575)
                                                                           -----------             ---------
         Pro forma adjustment                                              $     5,213             $   3,372
                                                                           ===========             =========


         ** During the twelve months ended December 31, 1997, AAC acquired 17 communities throughout the period for an aggregate purchase price of $318 million. Consequently, the pro forma depreciation expense calculation for the twelve months ended December 31, 1997 is based upon AAC's average depreciable assets for the twelve months ended December 31, 1997 of $497,805, a proportionate increase of fair value of 9.8%.

(J) Represents the estimated net adjustment to interest expense for the twelve months ended December 31, 1997 and the six months ended June 30, 1998 associated with the proposed Merger, as follows (in thousands of dollars):

                                                                                  Twelve Months               Six Months
                                                                                      Ended                     Ended
                                                                                December 31, 1997            June 30, 1998
                                                                                -----------------            -------------
         To adjust amortization of AAC's deferred financing
             costs which were eliminated in the proposed Merger                  $       (745)                $   (496)
         To reflect amortization of the adjustment required to
             record AAC's mortgage notes payable at fair value                         (2,030)                  (1,015)
         To eliminate the interest expense related to the $19,550
            secured note payable on AAC II, Inc's Historical
            Balance Sheet which will be paid off simultaneously
            with the consummation of the proposed Merger                               (3,054)                    (655)
         To reflect interest expense associated with United
             Dominion's  anticipated  issuance  of debt at an
             interest  rate of 7.48%.                                                   5,442                    2,722
                                                                                   ----------                  -------
                           Pro forma adjustment                                    $     (387)                $    556
                                                                                   ==========                  =======


(K) Reflects the net estimated reduction of general and administrative expenses of $2,961 and $1,373 for the twelve months ended December 31, 1997 and the six months ended June 30, 1998, respectively, based upon the identified historical costs of certain items which are anticipated to be eliminated or reduced as a result of the proposed Merger, as follows (in thousands of dollars):


                                                                                     Twelve Months              Six Months
                                                                                         Ended                    Ended
                                                                                   December 31, 1997          June 30, 1998
                                                                                   -----------------          -------------
         Net reduction  in salary,  benefits  and other  compensation due to the termination of AAC employees prior to the
            proposed Merger in accordance with the Merger Agreement                  $    2,809                 $   1,295
         Net reduction in office rent as a result of the Merger                             152                        78
                                                                                     ----------                 ---------
                           Pro forma adjustment                                      $    2,961                 $   1,373
                                                                                     ==========                 =========


(L) Reflects the increase in minority interest expense assuming the consummation of the proposed Merger on January 1, 1997. A percentage of net income was allocated to Minority Interest representing interests not owned by United Dominion. The pro forma allocation to Minority Interest is based upon the percentage estimated to be owned by such Minority Interests as a result of the proposed Merger. In connection with the Merger Agreement, United Dominion Realty, LP will issue 5,614,035 OP Units to the Limited Partners in exchange for their 20.9% interest in AAC II, LP. As a result, the pro forma weighted average OP Units outstanding, including the pro forma effect of the AAC Merger
         (as a percentage of all common stock and Operating Partnership Units) was 8.28% and 8.47% for and the twelve months ended December 31, 1997 and the six months ended June 30, 1998, respectively.

         The Minority Interest ownership in United Dominion is calculated as follows:


                                                                            Twelve Months              Six Months
                                                                                Ended                     Ended
                                                                          December 31, 1997          June 30, 1998
                                                                          -----------------          -------------
         United Dominion historical weighted average common
            shares outstanding                                                  87,145                  96,244
         Common shares issued in connection with the Previously
           Reported Transactions                                                 8,340                   3,961
                                                                                 -----                   -----
                  Total pro forma weighted average common shares                95,485                 100,205

         United Dominion historical weighted average
            OP Units outstanding                                                   317                   2,312
         OP Units issued in connection with the Previously
           Reported Transactions                                                 2,684                   1,352
         OP Units issued in connection with the Merger                           5,614                   5,614
                                                                                 -----                   -----
                  Total pro forma weighted average OP Units                      8,615                   9,278

         Total weighted average common shares and OP Units                     104,100                 109,483

         Pro forma Minority Interest ownership of United Dominion's
                  Operating Partnership                                           8.28%                   8.47%

(M) Reflects the increase in dividends to preferred shareholders of $15,000 and $7,500 for the twelve months ended December 31, 1997 and the six months ended June 30, 1998. Based upon the Merger Agreement, United Dominion will issue 8,000,000 shares of 7.5% Convertible Preferred Stock (Preferred Stock) for an aggregate stated value of $200 million to AAC II, Inc. in exchange for their 79.1% interest in AAC II, LP. The Preferred Stock has an estimated fair value of $175,000.

(N) Represents the adjustment to United Dominion's weighted average number of common shares outstanding to reflect the proposed Merger as if it had occurred on January 1, 1997. In connection with the proposed Merger, United Dominion Realty, LP will issue 5,614,035 OP Units to the AAC Limited Partners in exchange for their 20.9% ownership interest in AAC.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UNITED DOMINION REALTY TRUST, INC.



Date: October 23, 1998           /s/ James Dolphin
                                 ------------------------------------
                                 James Dolphin, Senior Vice President
                                      Chief Financial Officer

Date: October 23, 1998           /s/ Robin R. Flanagan
                                 ------------------------------------
                                 Robin R. Flanagan, Assistant Vice President
                                      and Chief Accounting Officer